                                                                    Exhibit 10.5

*TEXT OMITTED AND FILED SEPARATELY. CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC. UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 200.83 AND UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

================================================================================

                                                               Execution Version

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                              VI ACQUISITION CORP.

                                   AS PARENT,

                            VICORP RESTAURANTS, INC.

                                  AS BORROWER,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                           DATED AS OF APRIL 14, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.  DEFINITIONS AND CONSTRUCTION...........................................................................      2
    1.1      Definitions...................................................................................      2
    1.2      Accounting Terms..............................................................................     38
    1.3      Code..........................................................................................     39
    1.4      Construction..................................................................................     39
    1.5      Schedules and Exhibits........................................................................     39
2.  LOAN AND TERMS OF PAYMENT..............................................................................     39
    2.1      Revolver Advances.............................................................................     39
    2.2      Term Loan.....................................................................................     40
    2.3      Borrowing Procedures and Settlements..........................................................     40
    2.4      Payments......................................................................................     47
    2.5      Overadvances..................................................................................     51
    2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations...................     52
    2.7      Cash Management...............................................................................     53
    2.8      Crediting Payments............................................................................     55
    2.9      Designated Account............................................................................     55
    2.10     Maintenance of Loan Account; Statements of Obligations........................................     55
    2.11     Fees..........................................................................................     56
    2.12     Letters of Credit.............................................................................     56
    2.13     LIBOR Option..................................................................................     59
    2.14     Capital Requirements..........................................................................     62
3.  CONDITIONS; TERM OF AGREEMENT..........................................................................     62
    3.1      Conditions Precedent to the Initial Extension of Credit.......................................     62
    3.2      Conditions Subsequent to the Initial Extension of Credit......................................     66
    3.3      Conditions Precedent to all Extensions of Credit..............................................     67
    3.4      Term..........................................................................................     67
    3.5      Effect of Termination.........................................................................     67
    3.6      Early Termination by Borrower.................................................................     68

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----
4.  CREATION OF SECURITY INTEREST..........................................................................     69
    4.1      Grant of Security Interest....................................................................     69
    4.2      Negotiable Collateral.........................................................................     69
    4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral........................     69
    4.4      Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional
             Documentation Required........................................................................     70
    4.5      Power of Attorney.............................................................................     71
    4.6      Right to Inspect..............................................................................     71
    4.7      Control Agreements............................................................................     72
5.  REPRESENTATIONS AND WARRANTIES.........................................................................     72
    5.1      No Encumbrances...............................................................................     72
    5.2      [intentionally omitted].......................................................................     72
    5.3      [intentionally omitted].......................................................................     72
    5.4      Equipment.....................................................................................     72
    5.5      Location of Inventory and Equipment...........................................................     72
    5.6      Inventory Records.............................................................................     73
    5.7      State of Incorporation; Location of Chief Executive Office; Organizational
             Identification Number; Commercial Tort Claims.................................................     73
    5.8      Due Organization and Qualification; Subsidiaries..............................................     73
    5.9      Due Authorization; No Conflict................................................................     74
    5.10     Litigation....................................................................................     75
    5.11     No Material Adverse Change....................................................................     75
    5.12     Fraudulent Transfer...........................................................................     76
    5.13     Employee Benefits.............................................................................     76
    5.14     Environmental Condition.......................................................................     76
    5.15     Brokerage Fees................................................................................     76
    5.16     Intellectual Property.........................................................................     76
    5.17     Leases........................................................................................     77
    5.18     Deposit Accounts and Securities Accounts......................................................     77

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----
    5.19     Complete Disclosure...........................................................................     77
    5.20     Indebtedness..................................................................................     77
6.  AFFIRMATIVE COVENANTS..................................................................................     78
    6.1      Accounting System.............................................................................     78
    6.2      Collateral Reporting..........................................................................     78
    6.3      Financial Statements, Reports, Certificates...................................................     79
    6.4      Guarantor Reports.............................................................................     81
    6.5      [intentionally omitted].......................................................................     81
    6.6      Maintenance of Properties.....................................................................     81
    6.7      Taxes.........................................................................................     81
    6.8      Insurance.....................................................................................     82
    6.9      Location of Inventory and Equipment...........................................................     82
    6.10     Compliance with Laws..........................................................................     82
    6.11     Leases........................................................................................     83
    6.12     Existence.....................................................................................     83
    6.13     Environmental.................................................................................     83
    6.14     Disclosure Updates............................................................................     83
    6.15     Formation of Subsidiaries.....................................................................     83
7.  NEGATIVE COVENANTS.....................................................................................     84
    7.1      Indebtedness..................................................................................     84
    7.2      Liens.........................................................................................     85
    7.3      Restrictions on Fundamental Changes...........................................................     86
    7.4      Disposal of Assets............................................................................     86
    7.5      Change Name...................................................................................     86
    7.6      Nature of Business............................................................................     86
    7.7      Prepayments and Amendments....................................................................     86
    7.8      Change of Control.............................................................................     87
    7.10     Distributions.................................................................................     87
    7.11     Accounting Methods............................................................................     88

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----
    7.12     Investments...................................................................................     88
    7.13     Transactions with Affiliates..................................................................     89
    7.14     Suspension....................................................................................     89
    7.15     [intentionally omitted].......................................................................     89
    7.16     Use of Proceeds...............................................................................     89
    7.17     Inventory and Equipment with Bailees..........................................................     89
    7.18     Financial Covenants...........................................................................     89
8.  EVENTS OF DEFAULT......................................................................................     90
9.  THE LENDER GROUP'S RIGHTS AND REMEDIES.................................................................     93
    9.1      Rights and Remedies...........................................................................     93
    9.2      Remedies Cumulative...........................................................................     95
10. TAXES AND EXPENSES.....................................................................................     95
11. WAIVERS; INDEMNIFICATION...............................................................................     96
    11.1     Demand; Protest; etc..........................................................................     96
    11.2     The Lender Group's Liability for Borrower Collateral..........................................     96
    11.3     Indemnification...............................................................................     96
12. NOTICES................................................................................................     97
13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................................................     98
14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................................................     99
    14.1     Assignments and Participations................................................................     99
    14.2     Successors...................................................................................     102
15. AMENDMENTS; WAIVERS...................................................................................     102
    15.1     Amendments and Waivers.......................................................................     102
    15.2     Replacement of Holdout Lender................................................................     103
    15.3     No Waivers; Cumulative Remedies..............................................................     104
16. AGENT; THE LENDER GROUP...............................................................................     104
    16.1     Appointment and Authorization of Agent.......................................................     104
    16.2     Delegation of Duties.........................................................................     105
    16.3     Liability of Agent...........................................................................     105

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----
    16.4     Reliance by Agent............................................................................     106
    16.5     Notice of Default or Event of Default........................................................     106
    16.6     Credit Decision..............................................................................     106
    16.7     Costs and Expenses; Indemnification..........................................................     107
    16.8     Agent in Individual Capacity.................................................................     108
    16.9     Successor Agent..............................................................................     108
    16.10    Lender in Individual Capacity................................................................     108
    16.11    Withholding Taxes............................................................................     109
    16.12    Collateral Matters...........................................................................     111
    16.13    Restrictions on Actions by Lenders; Sharing of Payments......................................     112
    16.14    Agency for Perfection........................................................................     112
    16.15    Payments by Agent to the Lenders.............................................................     113
    16.16    Concerning the Collateral and Related Loan Documents.........................................     113
    16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
             Reports and Information......................................................................     113
    16.18    Several Obligations; No Liability............................................................     114
    16.19    Bank Product Providers.......................................................................     114
    16.20    Legal Representation of Agent................................................................     115
17. GENERAL PROVISIONS....................................................................................     115
    17.1     Effectiveness................................................................................     115
    17.2     Section Headings.............................................................................     115
    17.3     Interpretation...............................................................................     115
    17.4     Severability of Provisions...................................................................     115
    17.5     Counterparts; Electronic Execution...........................................................     115
    17.6     Revival and Reinstatement of Obligations.....................................................     115
    17.7     Confidentiality..............................................................................     116
    17.8     Integration..................................................................................     116

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of April 14, 2004, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and WELLS FARGO FOOTHILL, INC., a California corporation ("WFF"), as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent") and, on the other hand, VI ACQUISITION CORP., a Delaware corporation ("Parent"), and VICORP RESTAURANTS, INC., a Colorado corporation ("Borrower").

            WHEREAS, Parent, Borrower, Midway Investors Holdings Inc., a Delaware corporation ("Midway"), SunTrust Bank, a Georgia banking corporation, as administrative agent ("Existing Agent") and the other persons signatory thereto in their capacity as lenders (collectively, the "Existing Lenders" and together with the Existing Agent, the "Existing Lender Group") are parties to that certain Credit Agreement (as amended, supplemented, or otherwise modified from time to time prior to the date hereof, the "Existing Loan Agreement"), dated as of June 13, 2003, pursuant to which the Existing Lender Group provided Borrower with (i) a revolving loan facility in an aggregate principal amount of $25,000,000 (the "Existing Revolving Loan"), (ii) a term A loan in an aggregate principal amount of $48,000,000 (the "Existing Term Loan A"), and (iii) a term B loan in an aggregate principal amount of $42,000,000 (the "Existing Term Loan B") (collectively, the Existing Revolving Loan, Existing Term Loan A, and Existing Term Loan B are referred to herein as the "Existing Loans");

            WHEREAS, the proceeds of a $126,530,000 senior unsecured high yield offering, will be used to (i) retire Borrower's existing subordinated indebtedness and partially repay the obligations under the Existing Loan Agreement, (ii) pay certain transactional fees, costs, and expenses related to this Agreement, (iii) pay the Existing Term Loan A and the Existing Term Loan B in full, and (iv) finance the ongoing working capital, capital expenditures, and general corporate needs of Borrower;

            WHEREAS, WFF and each Existing Lender are parties to those certain Assignment and Acceptance Agreements, each dated as of April 14, 2004 (collectively, the "Existing Lender Group Assignments) pursuant to which each Existing Lender assigned all of its right, title and interest in and to the Existing Loans to WFF;

            WHEREAS, WFF, Existing Agent, and Existing Lenders are parties to that certain Resignation Letter, dated as of April 14, 2004 (the "SunTrust Resignation Letter"), pursuant to which Existing Agent resigned and Existing Lenders appointed WFF as Agent;

            WHEREAS, Borrower has requested that the Existing Loan Agreement be amended and restated in its entirety to, among other things (i) increase the Existing

Revolving Loan from $25,000,000 to $30,000,000, and (ii) consolidate Existing Term Loan A and Existing Term Loan B into one term loan after taking into effect the repayment of Existing Term Loan A and Existing Term Loan B resulting in a term loan with an outstanding principal balance of $15,000,000;

            WHEREAS, subject to the foregoing, Lender Group is willing to so amend and restate the Existing Loan Agreement and that certain Borrower Security Agreement dated as of June 13, 2003 (the "Existing Security Agreement") by Borrower in favor of Existing Agent in accordance with the terms and conditions hereof; it being understood that nothing contained herein shall be deemed a satisfaction or novation of the Existing Loans or the indebtedness created or evidenced by the Existing Loan Agreement as of the Closing Date and it being further understood that the parties are merely an amending and restating the Existing Loan Agreement and the Existing Security Agreement in accordance with the terms hereof.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Existing Loan Agreement in its entirety as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Account" means an account (as that term is defined in the Code).

            "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a General Intangible.

            "Acquisition" means (a) any Stock Acquisition, or (b) any Asset Acquisition.

            "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Parent or its Subsidiaries.

            "Additional Documents" has the meaning set forth in Section 4.4(c).

            "Adjusted EBITDA" means, as of any date of determination, the EBITDA of Parent and its Subsidiaries adjusted by adding back to EBITDA the amounts corresponding to the items set forth on Schedule A-1(a); provided however (a) the Adjusted EBITDA for the 13 Fiscal Month period ending March 18, 2004 shall be $41,438,000 and (b) the Adjusted EBITDA for each of the 13 Fiscal Months ending March 18, 2004 shall be the amounts set forth on Schedule A-1(b).

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

            "After Acquired Real Property" means Real Property acquired in fee by Borrower or its Subsidiaries after the Closing Date and having an original acquisition price in excess of $250,000.

            "Agent" has the meaning set forth in the preamble to this Agreement.

            "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

            "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

            "Agent's Account" means the Deposit Account of Agent identified on Schedule A-2.

            "Agent's Liens" means the Liens granted by Parent or its Subsidiaries to Agent under this Agreement or the other Loan Documents.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5% times the Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4% times the Maximum Revolver Amount, (c) during the period from and including the date that is the second anniversary of the Closing Date up to date that is the third anniversary of the Closing Date, 3% times the Maximum Revolver Amount, (d) during the period from and including the date that is the third anniversary of the Closing Date up to date that is the fourth anniversary of the Closing Date, 2% times the Maximum Revolver

Amount, and (e) during the period from and including the date that is the fourth anniversary of the Closing Date up to Maturity Date, 1% times the Maximum Revolver Amount.

            "Asset Acquisition" means any purchase or other acquisition by Borrower or its Subsidiaries of all or substantially all of the assets of one or more restaurants owned or leased and operated by any other Person.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

            "Authorized Person" means any officer or employee of Borrower.

            "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

            "Bank Product" means any financial accommodation extended to Parent or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

            "Bank Product Agreements" means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

            "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Parent or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries.

            "Bank Product Provider" means Wells Fargo or any of its Affiliates.

            "Bank Product Reserve" means, as of any date of determination, the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure of Parent and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

            "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

            "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

            "Base Rate Loan" means the portion of the Advances or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

            "Base Rate Margin" means, as of any date of determination, the following margin based upon Parent's most recent Leverage Ratio calculation (determined as set forth in the following paragraph); provided, however, that
(a) for the period from the Closing Date through the date Agent receives the certified calculation of Parent's Leverage Ratio in respect of the testing period ended with April 15, 2004 delivered pursuant to Section 6.3, and (b) at any time that an Event of Default exists hereunder, the Base Rate Margin shall be at Level I:

Level                                         Leverage Ratio                       Base Rate Margin
-----                                         --------------                       ----------------
I                             equal to or greater than 4.0:1.0                  1.50 percentage points

II                            less than 4.0:1.0 and equal to or greater than    1.25 percentage points
                              3.5:1.0

III                           less than 3.5:1.0 and equal to or greater than    1.00 percentage points
                              3.0:1.0

IV                            less than 3.0:1.0                                 0.75 percentage points

            Except as set forth in the foregoing proviso, the Base Rate Margin shall be based upon Parent's most recent Leverage Ratio calculation, which will be calculated on a fiscal quarter basis. Except as set forth in the initial proviso in this definition, the Base Rate Margin shall be re-determined each fiscal quarter on the first day of the month following the date of delivery to Agent of the certified calculation of Parent's Leverage Ratio pursuant to
Section 6.3 hereof; provided, however, that if Parent and Borrower fail to provide such certification when such certification is due, the Base Rate Margin shall be set at the margin in the row styled "Level I" as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the Leverage Ratio calculation disclosed by such certification).

            "Baseline Lease" has the meaning set forth in the definition of Capital Lease.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Parent or any Subsidiary or ERISA Affiliate of Parent has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

            "Books" means Parent's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Parent's or its Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

            "Borrower" has the meaning set forth in the preamble to this Agreement.

            "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) all of its Accounts,

            (b) all of its Books,

            (c) all of its commercial tort claims described on Schedule 5.7(d),

            (d) all of its Deposit Accounts,

            (e) all of its Equipment,

            (f) all of its General Intangibles,

            (g) all of its Inventory,

            (h) all of its Investment Property (including all of its securities and Securities Accounts),

            (i) all of its Negotiable Collateral,

            (j) all of its Supporting Obligations,

            (k) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

            (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

            "Borrowing Base" means, as of any date of determination, the result of:

                  (a) the result of

                        (y) 1.2 times Parent's Adjusted EBITDA for the most
            recently completed 13 Fiscal Month period ending as of the date of determination, minus

                        (z) $15,000,000, less

                  (b) the sum of the aggregate amount of reserves, if any,
            established by Agent under Section 2.1(b).

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Canadian Sub" means Village Inn Pancake House of Canada, Limited, a company organized under the laws of the province of Alberta.

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

            "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; provided, however, that any lease of real property of Borrower or its Subsidiaries extant as of the Closing Date that is not required to be treated as a Capital Lease as of the Closing Date (each, a "Baseline Lease") and any lease of real property of Borrower or its Subsidiaries that is entered into after the Closing Date and that is on economic terms, taken as a whole, comparable to a Baseline Lease, shall not be deemed to be a Capital Lease.

            "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

            "Cash Management Account" means a Concentration Account or a Collection Account.

            "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Borrower or one of its Subsidiaries, and one of the Cash Management Banks.

            "Cash Management Bank" means a Concentration Account Bank or a Collection Account Bank.

            "CFC" means a controlled foreign corporation (as that term is defined in the IRC).

            "Change of Control" means (a)(i) prior to the consummation of a Qualified IPO, that (A) (x) WPP and its Affiliates cease to own, directly or indirectly, and control 33 1/3% or more, of the Stock of Parent, or (y) WPP and its Affiliates cease to have the power to elect a majority of the members of the Board of Directors, or (z) a majority of the members of the Board of Directors has not been elected by WPP and its Affiliates, or (B) that the Permitted Holders cease to own, directly or indirectly, and control 51%, or more, of the Stock of Parent, and (ii) from and after the consummation of a Qualified IPO,
(A) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) or group of related persons, together with any Affiliates thereof (other than the Permitted Holders), (x) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 25% of the Stock of Parent having the right to vote for the election of members of the Board of Directors (as determined on a fully diluted basis and measured by voting power rather than number of shares) or (y) obtains the power (whether or not exercised) to elect a majority of the members of the Board of Directors, or (B) any group of related persons, together with any Affiliates thereof (other than WPP), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more of the Stock of Parent having the right to vote for the election of members of the Board of Directors (as determined on a fully diluted basis and measured by voting power rather than number of shares) than is owned, directly or indirectly, by WPP, or
(b) prior to the consummation of a Qualified IPO, a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Parent ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries extant as of the Closing Date, or (d) a "change of control" (as that term is defined in the Indenture as in effect on the Closing
Date) has occurred.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "Closing Date Business Plan" means the set of Projections of Parent for the 3 year period following the Closing Date in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

            "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent's or its Subsidiaries' Books, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent.

            "Collection Account" has the meaning set forth in Section 2.7(b).

            "Collection Account Bank" has the meaning set forth in Section
2.7(b).

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commercial Tort Claim Assignment" has the meaning set forth in
Section 4.4(b).

            "Commitment" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

            "Concentration Account" has the meaning set forth in Section 2.7(a).

            "Concentration Account Bank" has the meaning set forth in Section 2.7(a).

            "Consolidated Operating Income" means, as of any date of determination and for any period, (a) Adjusted EBITDA for such period, plus (b) to the extent deducted in the calculation of Adjusted EBITDA, Parent and its Subsidiaries' general and administrative costs and expenses for such period.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the

Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Parent or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

            "Copyright Security Agreement" means an amended and restated copyright security agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent.

            "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower or a Guarantor, Agent and the applicable Credit Card Processor.

            "Credit Card Processor" means any Person (including an issuer of a credit card) that acts as a credit card clearinghouse or remits payments due to Borrower or a Guarantor with respect to credit card charges accepted by Borrower or a Guarantor.

            "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

            "Deposit Account" means any deposit account (as that term is defined in the Code).

            "Designated Account" means the Deposit Account of Borrower identified on Schedule D-1.

            "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

            "Dollars" or "$" means United States dollars.

            "EBITDA" means, with respect to any fiscal period, net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, in each case, as determined in accordance with GAAP; provided, however, that for purposes of calculating EBITDA for any period, the EBITDA attributable to (a) any Subsidiary whose Stock is sold or otherwise transferred to any Person other than to Borrower or to a Subsidiary of Borrower during such period, or (b) any Restaurant the assets of which (whether all or substantially all) are sold, leased or otherwise transferred to any Person other than to Borrower or to a Subsidiary of Borrower during such period, or (c) any Permanently Closed Restaurant, shall be excluded on a pro forma basis for such period (as if, for purposes of such calculation, the consummation of such sale, lease or other transfer occurred on the first day of such period).

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Parent, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Parent, its Subsidiaries, or any of their predecessors in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 USC Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 USC Section 6901 et seq.; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC

Section 2601 et seq.; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or
(d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or its Subsidiaries under IRC Section 414(o).

            "Estoppel Agreement" means that certain estoppel agreement dated as of the Closing Date executed and delivered by Parent, Borrower and its Subsidiaries in favor of Agent.

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Parent and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Parent and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Excluded Assets" means (a) any Investment Property of Borrower constituting Stock of Borrower's Subsidiaries that are CFCs, solely to the extent that such Investment Property is in excess of 65% of the voting power of the Stock of such CFC, (b) any agreement, permit, or license of Borrower solely in the event and to the extent that a grant of a Lien on such license, contract, or agreement is prohibited by law or results in a breach or termination of the terms of, or constitutes a default under, or termination of any such license, contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code (or any successor provision or provisions), and (c) any intent-to-use trademark or service mark application of Borrower if granting a security interest therein is deemed to invalidate, void, cancel, or abandon such applications; provided, however, that Excluded Assets shall not include (and, accordingly, Collateral shall include) (i) any agreement, permit, or license described in clause (b) immediately upon the ineffectiveness, lapse, or termination of the relevant prohibition under applicable law or the terms of such agreement, permit, or license, (ii) any agreement, permit, or license described in clause (b) from and after such time as the lessor, licensor, or other party to such agreement, permit, or license consents to the grant of a Lien in favor of Agent in such agreement, permit, or license, (ii) any trademark or service mark application at such time as the same are used in commerce, and
(iii) all proceeds of any of such assets.

            "Existing Agent" has the meaning set forth in the recitals to this Agreement.

            "Existing Lender Group" has the meaning set forth in the recitals to this Agreement.

            "Existing Lender Group Assignments" has the meaning set forth in the recitals to this Agreement.

            "Existing Lenders" has the meaning set forth in the recitals to this Agreement.

            "Existing Loan Agreement" has the meaning set forth in the recitals to this Agreement.

            "Existing Loans" has the meaning set forth in the recitals to this Agreement.

            "Existing Revolving Loan" has the meaning set forth in the recitals to this Agreement.

            "Existing Security Agreement" has the meaning set forth in the recitals to this Agreement.

            "Existing Term Loan A" has the meaning set forth in the recitals to this Agreement.

            "Existing Term Loan B" has the meaning set forth in the recitals to this Agreement.

            "Extraordinary Receipts" means any Collections received by a Person or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(i) hereof), excluding, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions,
(c) proceeds of insurance (including proceeds of key man life insurance policies and business interruption insurance), (d) proceeds of judgments, proceeds of settlements, or other consideration of any kind in connection with any cause of action, but expressly including condemnation awards (and payments in lieu thereof) in excess of amounts used to repair or restore the applicable property as permitted by this Agreement, indemnity payments, and any purchase price adjustment received in connection with any purchase agreement.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

            "Filing Authorization Letter" means a letter duly executed by Borrower and each Guarantor authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents.

            "Fiscal Month" means a fiscal month of Borrower and its Subsidiaries.

            "Fixed Charges" means with respect to Parent and its Subsidiaries for any period, the sum, without duplication, of (a) cash Interest Expense, (b) principal payments required to be paid during such period in respect of Indebtedness, (c) all federal, state, and local income taxes paid in cash during such period, (d) all management fees paid in cash during such period, and (e) the amount of the Permitted Distribution paid during such period.

            "Fixed Charge Coverage Ratio" means, with respect to Parent and its Subsidiaries for any period, the ratio of (a) Adjusted EBITDA for such period minus non-financed Maintenance Capital Expenditures incurred during such period, to (b) Fixed Charges for such period.

            "Four Wall EBITDA" means, as of any date of determination and for any period, with respect to the restaurant or restaurants that are to be the subject of a proposed Acquisition, (a) the EBITDA of such restaurant or restaurant for such period, plus (b) to the extent deducted in the calculation of EBITDA, the general and administrative costs and expenses of such restaurant or restaurants for such period.

            "Free Cash Flow" means, as of any date of determination, with respect to Borrower and its Subsidiaries from April 15, 2004 to the date of determination, Adjusted EBITDA less non-financed Maintenance Capital Expenditures, less the amount of cash severance payments and charges incurred in connection with the redemption or repurchase of the Stock of Parent permitted under Section 7.10(e)(i), less the amount of transaction costs for Permitted Acquisitions that are incurred, paid, and expensed in such period, less the amount of transaction costs associated with the closing of the transactions contemplated by the High Yield Debt Documents, the transactions contemplated by this Agreement and the merger of Midway into Parent that are paid after the Closing Date and incurred, paid and expensed in such period, (excluding the amount of costs associated with the termination of derivative contracts paid on or after the Closing Date), less the amount that Gross Availability has been reduced from April 15, 2004 through such date of determination less Fixed Charges, plus the Net Cash Proceeds of Permitted Dispositions of the type described in clauses (i) and (j) of the definition of Permitted Dispositions.

            "Funded Debt" of any Person means Indebtedness of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

            "Funds Flow Agreement" means that certain Funds Flow Agreement, dated of even date herewith, by and among Agent, Parent, and each of its Subsidiaries.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "GE Fee Letter" means that certain fee letter, dated as of even date herewith, by Borrower in favor of Agent and GE Capital Franchise Finance Corporation, in form and substance satisfactory to Agent.

            "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Gross Availability" means, as any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (without giving effect to all then outstanding Obligations or reserves).

            "Growth Capital Expenditures" means the sum of (a) Capital Expenditures in connection with new restaurant purchases (including in connection with franchise buybacks and purchases of competitor restaurants), plus (b) the amount paid in connection with the consummation of Permitted Non-Equity Acquisitions.

            "Growth Capital Expenditure Amount" means, as of any date of determination, the result of (a) the amount of Excess Availability under the Revolver on the Closing Date (after giving effect to all transactions and expenses to occur on the Closing Date), less (b) $3,500,000, plus (c) the cumulative positive Free Cash Flow generated from and after April 15, 2004 to the date of determination, plus (d) the amount of Net Cash Proceeds consisting solely of cash received by Borrower or its Subsidiaries from Permitted Restaurant Dispositions so long as such Net Cash Proceeds are used to make Growth Capital Expenditures within 360 days after the date of receipt thereof, plus (e) the amount of Indebtedness permitted under Section 7.1(k) resulting from a Permitted Acquisition, plus (f) the amount of Net Cash Proceeds resulting from a Permitted Sale and Leaseback of a Restaurant that occurs within the earlier of (i) 360 days of the initial acquisition of such Restaurant and (ii) 90 days after the date of the opening of such Restaurant, plus (g) the amount of Net Cash Proceeds consisting solely of cash received by Borrower or its Subsidiaries resulting from dispositions permitted by clause (k) of the definition of Permitted Dispositions.

            "Guarantor Pledge Agreement" means one or more amended and restated stock pledge agreements executed and delivered by each Guarantor in favor of Agent, in each case, in form and substance reasonably satisfactory to Agent.

            "Guarantor Security Agreement" means one or more amended and restated security agreements executed and delivered by each Guarantor in favor of Agent, in each case, in form and substance satisfactory to Agent.

            "Guarantors" means (a) Parent, and (b) each Subsidiary of Parent (other than Borrower and Canadian Sub), and "Guarantor" means any one of them.

            "Guaranty" means that certain amended and restated general continuing guaranty executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Parent or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

            "High Yield Note Documents" means the Indenture and the Notes.

            "Holdout Lender" has the meaning set forth in Section 15.2(a).

            "Inactive Subsidiary" means Canadian Sub.

            "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all principal obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Indenture" means that certain Indenture, dated as of April 14, 2004, among Borrower, each of its Restricted Subsidiaries (as that term is used therein), and Indenture Trustee.

            "Indenture Trustee" means (a) Wells Fargo, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intercompany Advances" means loans or advances (in cash) (a) from Borrower to a Guarantor, (ii) from a Guarantor to Borrower, or (iii) from a Guarantor to another Guarantor.

            "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Parent and each of its Subsidiaries and Agent, the form and substance of which is satisfactory to Agent.

            "Interest Expense" means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means inventory (as that term is defined in the Code).

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means investment property (as that term is defined in the Code).

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "Issuing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

            "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

            "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Parent or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) actual out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Parent or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) actual out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) actual out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement,
(g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Parent or any its Subsidiaries, (h) Agent's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Parent or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Fee" means, as of any date of determination, the following fee based upon Parent's most recent Leverage Ratio calculation (determined as set forth in the following paragraph); provided, however, that
(a) for the period from the Closing Date through the date Agent receives the certified calculation of Parent's Leverage Ratio in respect of the testing period ended with April 15, 2004 delivered pursuant to Section 6.3, and (b) at any time that an Event of Default exists hereunder, the Letter of Credit Fee shall be at Level I:

Level                          Leverage Ratio                              Letter of Credit Fee
-----            ----------------------------------------------           ----------------------
I                equal to or greater than 4.0:1.0                         3.50 percentage points

II               less than 4.0:1.0 and equal to or greater than           3.25 percentage points
                 3.5:1.0

III              less than 3.5:1.0 and equal to or greater than           3.00 percentage points
                 3.0:1.0

IV               less than 3.0:1.0                                        2.75 percentage points

            Except as set forth in the foregoing proviso, the Letter of Credit Fee shall be based upon Parent's most recent Leverage Ratio calculation, which will be calculated on a fiscal quarter basis. Except as set forth in the initial proviso in this definition, the Letter of Credit Fee shall be re-determined each fiscal quarter on the first day of the month following the date of delivery to Agent of the certified calculation of Parent's Leverage Ratio pursuant to
Section 6.3 hereof; provided, however, that if Parent and Borrower fail to provide such certification when such certification is due, the Letter of Credit Fee shall be set at the margin in the row styled "Level I" as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Letter of Credit Fee shall be set at the margin based upon the Leverage Ratio calculation disclosed by such certification.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

            "Leverage Ratio" means, at any date of determination, the ratio of
(a) the outstanding principal amount of Total Debt at such date, to (ii) Adjusted EBITDA for the most recently completed four fiscal quarter period ended on or prior to the date of determination.

            "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Option" has the meaning set forth in Section 2.13(a).

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

            "LIBOR Rate Margin" means, as of any date of determination, the following margin based upon Parent's most recent Leverage Ratio calculation (determined as set forth in the following paragraph); provided, however, that
(a) for the period from the Closing Date through the date Agent receives the certified calculation of Parent's Leverage Ratio in respect of the testing period ended with April 15, 2004 delivered pursuant to Section 6.3, and (b) at any time that an Event of Default exists hereunder, the LIBOR Rate Margin shall be at Level I:

Level                                     Leverage Ratio                                 LIBOR Rate Margin
-----                         ----------------------------------------------             -----------------
I                             equal to or greater than 4.0:1.0                         3.50 percentage points

II                            less than 4.0:1.0 and equal to or greater than           3.25 percentage points
                              3.5:1.0

III                           less than 3.5:1.0 and equal to or greater than           3.00 percentage points
                              3.0:1.0

IV                            less than 3.0:1.0                                        2.75 percentage points

            Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be based upon Parent's most recent Leverage Ratio calculation, which will be calculated on a fiscal quarter basis. Except as set forth in the initial proviso in this definition, the LIBOR Rate Margin shall be re-determined each fiscal quarter on the first day of the month following the date of delivery to Agent of the certified calculation of Parent's Leverage Ratio pursuant to
Section 6.3 hereof; provided, however, that if Parent and Borrower fail to provide such certification when such certification is due, the LIBOR Rate Margin shall be set at the margin in the row styled "Level I" as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin shall be set at the margin based upon the Leverage Ratio calculation disclosed by such certification).

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Credit Card Agreements, the Disbursement Letter, the Estoppel Agreement, the Fee

Letter, the Funds Flow Agreement, the GE Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Stock Pledge Agreement, the Trademark Security Agreement, the Vectra Fee Letter, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

            "Maintenance Capital Expenditures" means all Capital Expenditures of Borrower and its Subsidiaries other than Growth Capital Expenditures.

            "Management Agreement" means that certain Professional Services Agreement dated as of June 12, 2003 between Parent and WPP.

            "Marginally Performing Restaurant" means a Restaurant (a) that has been operated by Borrower or one of its Subsidiaries for at least 12 months and whose allocable portion of TTM Consolidated Operating Income is less than $50,000 but greater than $1, (b) that has been operated by Borrower or one of its Subsidiaries for less than 12 months and whose allocable portion of Consolidated Operating Income has been less than $50,000 but greater than $1 since inception on a cumulative basis), or (c) that is a Performing Restaurant; however, the lease associated with such Restaurant will expire in 180 days and after giving effect to the terms of the new lease for such Restaurant, the allocable portion of TTM Consolidated Operating Income would be less than $50,000 but greater than $1.

            "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) a material impairment of Parent's and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or
(c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or its Subsidiaries.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means $30,000,000.

            "Midway" has the meaning specified therefor in the recitals to this Agreement.

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt (or assignments and amendments thereof), delivered (and where applicable, executed) by Borrower or its Subsidiaries in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral.

            "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

            "Net Cash Proceeds" means, with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (iii) taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction.

            "Note" and "Notes" shall have the meanings ascribed thereto in the Indenture.

            "Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "Originating Lender" has the meaning set forth in Section 14.1(e).

            "Overadvance" has the meaning set forth in Section 2.5.

            "Participant" has the meaning set forth in Section 14.1(e).

            "Performing Restaurant" means a Restaurant that is not an Unprofitable Restaurant or a Marginally Performing Restaurant.

            "Permanently Closed Restaurant" means a Restaurant that has been closed for 120 days or more and that has not replaced.

            "Permitted Acquired Indebtedness" means, with respect to Borrower or any of its Subsidiaries, Purchase Money Indebtedness of any other Person whose assets are acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition or other unsecured Indebtedness incurred or acquired in connection with a Permitted Acquisition, provided that such Indebtedness was existing prior to the date of such Permitted Acquisition and was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

            "Permitted Acquisition" means a Permitted Cash Acquisition or a Permitted Non-Cash Acquisition, as the context requires.

            "Permitted Cash Acquisition" means any Acquisition as to which each of the following is applicable: (a) such Acquisition does not qualify as a Permitted Non-Cash Acquisition solely because the consideration payable in respect of the proposed Acquisition includes some form of consideration other than solely the common Stock of Parent, and (b) no Indebtedness that is not permitted under Section 7.1(k) will be incurred as a result of such Acquisition; provided, however, that consideration payable in respect of such proposed Acquisition shall be available to be expended as a Growth Capital Expenditure under Section 7.18(b).

            "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a senior secured lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) Permitted Sale and Leasebacks, (f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and so long as the sale or other disposition is for 80% cash in an arms-length transaction for fair value, Permitted Performing Restaurant Dispositions in the ordinary course of business,
(g) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and so long as the sale or other disposition is for 80% cash in an arms-length transaction for fair value, Permitted Marginally Performing Restaurant Dispositions in the ordinary course of business, (h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and so long as the sale or other disposition is for 80% cash in an arms-length transaction for fair value, Permitted Unprofitable Restaurant Dispositions in the ordinary course of business, (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and so long as the sale or other disposition is for cash in an arms-length transaction for fair value, the sale or other disposition of assets (other than Accounts, owned Real Property Collateral, intellectual property, or Stock in Borrower or any Guarantor) no longer useful in the conduct of Borrower's or its Subsidiaries' business, so long as the aggregate Net Cash Proceeds from such assets sold or otherwise disposed of pursuant to this clause (i) in any fiscal year does not exceed $250,000 in the aggregate; provided, however, that if such Net Cash Proceeds are used within 360 days of such disposition to invest in assets used or useful in the business then the amount of such Net Cash Proceeds so invested shall not be included in the calculation of the limitation set forth in this clause (i), (j) sales of Inventory and Equipment located at leased locations to a subtenant in connection with the sublease of any such leased Real Property, (k) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and so long as the sale or other disposition is for 100% cash in an arms-length transaction for fair value, the sale of Borrower's Real Property located at (i) 400 West 48th Avenue, Denver, Colorado, and (ii) 1512 N. Neil Street, Champaign, Illinois, (l) the dissolution of any Inactive Subsidiary, (m) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (n) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the transfer of assets from any Guarantor to Borrower or another Guarantor,
(o)(i) any involuntary loss, damage, or destruction of property, or (ii) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property, (p) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, the donation of the Borrower's vacant Real Property located in Utica, New York to the City of Utica, and (q) the sublease by Borrower of any Real Property leased by Borrower in connection with a disposition permitted hereunder. For the avoidance of doubt, it is understood that the restrictions set forth in this definition do not otherwise restrict Permitted Intercompany Advances.

            "Permitted Distribution" means, so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) Borrower has Excess Availability of not less than $10,000,000 after giving effect thereto, and (c) it is otherwise permitted under the Indenture (as in effect on the Closing Date), the payment of a dividend by Borrower to Parent in an aggregate amount not to exceed $10,000,000 in any fiscal year and in an aggregate amount not to exceed $30,000,000 during the term of this Agreement, and the redemption of, or payment of a dividend on account of, Parent's outstanding Stock with 100% of the proceeds of the dividend received from Borrower.

            "Permitted Equity Acquisition" means any Permitted Acquisition that is completed exclusively with the net cash proceeds of an equity contribution by the Permitted Holders to Parent, that is then contributed by Parent to Borrower.

            "Permitted Holder" means (a) WPP and its Affiliates, (b) Debra Koenig, (c) Robert Kaltenbach, (d) Anthony Carroll, (e) Thomas Rink, (f) Thomas Mejstrik, (g) Timothy Kanaly, (h) Daniel Gresham, (i) Donald Prismon, (j) Mark Hampton, (k) Jeffry Guido, (l) Pete Pascuzzi, and (m) Mid Oaks Investments, LLC, a Delaware limited liability company.

            "Permitted Intercompany Advances" means Intercompany Advances so long as such Intercompany Advances are made in the ordinary course of business.

            "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Parent or any of its Subsidiaries effected in the ordinary course of business or owing to Parent or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Parent or its Subsidiaries, (e) Investments resulting from the making of Permitted Intercompany Advances, (f) Investments resulting from the execution and delivery of the Guaranty, (g) Investments consisting of promissory notes or other non-cash consideration received as proceeds of Permitted Dispositions, (h) Investments resulting from the entering into of Hedge Agreements permitted under
Section 7.1 hereof, (i) Investments resulting from the making of the guarantees that are otherwise permitted under Section 7.1 hereof, (j) advances made in connection with loans to employees for relocation costs, provided however that the aggregate amount of all advances made under this clause (j) shall not exceed $500,000 at any time, and (k) Investments by Borrower or any of its Subsidiaries not otherwise permitted hereunder, provided, however, that the aggregate amount of all Investments made under this clause (k) shall not exceed $500,000 at any time.

            "Permitted Liens" means (a) Liens held by Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired, replacements thereof and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
(i) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) Liens in favor of a landlord to secure Borrower's obligations to pay rent, which Lien is (i) limited to the leasehold interest, fixtures and personal property located at such Restaurant, (ii) is senior to Agent's security interest in the leasehold and fixtures, and (iii) is subordinate to Agent's security interest in the personal property (including Equipment) located at such Restaurant; provided, however, that as a condition to the ability of any such Lien to be a Permitted Lien the landlord must execute and deliver to Agent an intercreditor agreement in form and substance satisfactory to Agent, (m) Liens on each item of Real Property Collateral to the extent permitted by the Mortgage applicable thereto, (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, or warranty requirements of Borrower or any of its Subsidiaries, including rights of offset, (o) Liens encumbering deposits made to secure Indebtedness under Hedge Agreements permitted under Section 7.1 hereof, (p) Liens securing Permitted Acquired Indebtedness, provided that: (i) the Liens securing such Permitted Acquired Indebtedness at the time of and prior to the incurrence of such Permitted Acquired Indebtedness by Borrower or a Subsidiary of Borrower and were not granted in connection with, or in anticipation of, the consummation of the subject Acquisition by Borrower or a Subsidiary of Borrower; and (ii) such Liens do not extend to or cover any property or assets of Borrower or of any of its Subsidiaries other than the property or assets that secured the Permitted Acquired Indebtedness prior to the time such Indebtedness became Permitted Acquired Indebtedness of Borrower or a Subsidiary of Borrower, (q) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more deposit accounts in the ordinary course of business, exclusive of deposit accounts that are subject to Control Agreements or Cash Management Agreements, (r) Liens on deposits made in the ordinary course of business to secure liability to Borrower and its Subsidiaries' insurance carriers, and (s) rights of a licensor of intellectual property in and to such property. For the avoidance of doubt, the parties agree that Liens permitted under clause (l) above shall not be deemed to be Purchase Money Security Interests.

            "Permitted Management Fees" means consulting fees payable by Borrower to WPP (or its Affiliates) in an aggregate amount not to exceed $250,000 per fiscal quarter provided, however, that in any fiscal quarter, Borrower may pay consulting fees in such quarter that exceed the foregoing maximum amount (without giving effect to this proviso) by an amount equal to the accrued and unpaid consulting fees, plus the reimbursement of reasonable out-of-pocket expenses incurred by WPP (or its Affiliates) in connection with the performance of its management duties related to Borrower and its Subsidiaries.

            "Permitted Marginally Performing Restaurant Dispositions" means the sale or other dispositions of (a) an unlimited number of Marginally Performing Restaurants so long as the sale or other disposition occurs contemporaneously with the expiration of the lease related to such Restaurant and (b) not more than 2 Marginally Performing Restaurants if the sale or other disposition occurs any time prior to the expiration of the lease related to such Restaurant provided, however, that if the number of sales or other dispositions of Marginally Performing Restaurants is less than 2 in any consecutive 12 month period then such amount may be carried forward to the immediately succeeding consecutive 12 month period provided, further, that no amounts carried forward may be carried forward to any consecutive 12 month period thereafter.

            "Permitted Non - Cash Acquisition" means any Acquisition so long as:

            (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

            (b) the assets being acquired are useful in or engaged in, as applicable, the business of Borrower and its Subsidiaries or a business reasonably related thereto,

            (c) the consideration payable in respect of the proposed Acquisition shall be composed solely of the common Stock of Parent,

            (d) if the consideration payable in respect of the proposed Acquisition is greater than or equal to $2,000,000, Parent has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Parent and Agent), Parent and Borrower would have been in compliance with the financial covenants in Section 7.18 hereof for the four fiscal quarters ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements,

            (e) the subject assets are being acquired by Borrower or a Guarantor that is a Subsidiary of Borrower and is not an Inactive Subsidiary,

            (f) in the case of an Asset Acquisition, the subject assets are being acquired by Borrower or a Guarantor,

            (g) in the case of a Stock Acquisition, the subject Stock is being acquired in such Acquisition directly by Borrower or a Guarantor,

            (h) in the case of an Asset Acquisition, Borrower or the relevant Guarantor, as applicable, shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by Agent in order to include the newly acquired assets within the collateral hypothecated under the Loan Documents,

            (i) in the case of a Stock Acquisition, Borrower or the relevant Guarantor, as applicable, shall have executed and delivered a pledge agreement respecting the Stock being acquired and shall have delivered to Agent possession of the original Stock certificates respecting all of the issued and outstanding shares of Stock of such acquired Person, together with stock powers with respect thereto endorsed in blank,

            (j) in the case of a Stock Acquisition, Borrower or the relevant Guarantor, as applicable, shall have caused such acquired Person to execute and deliver a joinder to either this Agreement or the Guaranty in order to make such Person a party hereto or thereto, together with any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by Agent in order to cause such acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the collateral hypothecated under the Loan Documents,

            (k) (i) in the case of an Acquisition of a restaurant or restaurants from a franchisee, the restaurant or restaurants that are the subject of the proposed Acquisition shall have positive TTM Four Wall EBITDA for the most recent four fiscal quarter period ended prior to the date of acquisition, and
(ii) in the case of an Acquisition of a restaurant or restaurant from any Person other than a franchisee either (A) the restaurant or restaurants that are the subject of the proposed Acquisition shall have positive TTM Four Wall EBITDA for the most recent four fiscal quarter period ended prior to the date of acquisition or (B) if no information exists to determine TTM Four Wall EBITDA for the restaurant or restaurants that are the subject of the proposed Acquisition, then there shall be no more than 3 of such restaurants acquired in any fiscal year and no more than $2,500,000 of consideration paid or payable in respect of such restaurants in any fiscal year, and

            (l) the terms of such Acquisition are customary market terms, negotiated on an arm's length basis and, to the extent the seller of such assets is an Affiliate of Borrower, any of its Subsidiaries, or any Permitted Holder, Agent shall have received a resolution of the Board of Directors of Parent certifying compliance with the requirements set forth in this clause (l).

            "Permitted Non-Equity Acquisition" means any Permitted Acquisition that is not a Permitted Equity Acquisition.

            "Permitted Performing Restaurant Dispositions" means the sale or other dispositions of not more than 2 Performing Restaurants (whether the sale or other disposition occurs at the expiration of the lease related to such Restaurant or not) in any consecutive 12 month period; provided, however, that
(a) any Performing Restaurant which is replaced with another Performing Restaurant within 360 days of the sale or other disposition of the original Performing Restaurant shall not be included in the determination of the limit set forth in the immediately preceding clause, and (b) if the number of Performing Restaurants sold or otherwise disposed of in any consecutive 12 month period is less than 2 then such amount may be carried forward to the immediately succeeding consecutive 12 month period provided, further, that no amounts carried forward may be carried forward to any consecutive 12 month period thereafter.

            "Permitted Protest" means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied in its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date, and Permitted

Acquisition Indebtedness in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

            "Permitted Redemption" means, so long as (a) no Default or Event of Default has occurred and is continuing, (b) the Leverage Ratio as at the end of the most recently completed fiscal quarter of Parent at the time of the proposed redemption and after giving effect to the proposed redemption is less than 3.25:1.00, and (c) Borrower has Excess Availability of not less than $10,000,000 after giving effect thereto, the repurchase, prepayment, redemption, or other retirement of the High Yield Debt.

            "Permitted Reorganization Transaction" means (a) the merger of a Guarantor with and into another Guarantor or into Borrower (so long as Borrower is the surviving entity in any such merger involving Borrower), (b) the dissolution and transfer of all of the assets or properties of a Guarantor to another Guarantor or to Borrower, or (ii) by a Subsidiary of Borrower that is not a Guarantor to a Guarantor or to Borrower, and (c) the dissolution of the Inactive Subsidiary.

            "Permitted Restaurant Dispositions" means Permitted Performing Restaurant Dispositions, Permitted Marginally Performing Restaurant Dispositions, and Permitted Unprofitable Restaurant Dispositions.

            "Permitted Sale and Leaseback" means a sale and leaseback transaction (a "Sale and Leaseback") that is in respect of real property and the improvements thereto that is first acquired by Borrower after the date hereof, so long as:

            (a) no Default or Event of Default shall have occurred or be continuing or shall result from the consummation of such Sale and Leaseback;

            (b) Borrower receives fair market value for the sale of the subject assets,

            (c) 100% of the consideration received is cash or Cash Equivalents, and

            (d) such Sale and Leaseback shall be fully consummated within 360 days after the date of Borrower's acquisition of the subject real property and improvements.

            "Permitted Unprofitable Restaurant Dispositions" means the sale or other dispositions of (a) an unlimited number of Unprofitable Restaurants so long as the sale or other disposition occurs contemporaneously with the expiration of the lease related to such Restaurant in any consecutive 12 month period and (b) not more than 5 Unprofitable Restaurants if the sale or other disposition occurs any time prior to the expiration of the lease related to such Restaurant in any consecutive 12 month period; provided, however, that if the number of sales or other dispositions of Unprofitable Restaurants is less than 5 in any consecutive 12 month period then such amount may be carried forward to the immediately succeeding consecutive 12 month period provided, further, that no amounts carried forward may be carried forward to any consecutive 12 month period thereafter.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Pro Rata Share" means, as of any date of determination:

            (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

            (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

            (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (y) such Lender's Term Loan Commitment, by (z) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (y) the principal amount of such Lender's portion of the Term Loan by (z) the principal amount of the Term Loan, and

            (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the outstanding principal amount of such Lender's portion of the Term Loan, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the outstanding principal amount of the Term Loan; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk

Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender's portion of the Term Loan, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of the Term Loan.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

            "Qualified IPO" shall mean a bona fide underwritten sale to the public of common Stock of Parent or Borrower pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Parent or Borrower, as the case may be) that is declared effective by the SEC and such offering results in gross cash proceeds to Borrower or Parent (exclusive of underwriter's discounts and commissions and other expenses) of at least $40,000,000.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

            "Real Property Collateral" means the Real Property identified on Schedule R-1 and any After Acquired Real Property hereafter acquired by Borrower or its Subsidiaries.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

            "Replacement Lender" has the meaning set forth in Section 15.2(a).

            "Report" has the meaning set forth in Section 16.17.

            "Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $15,000,000.

            "Required Lenders" means, at any time, at least two Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) equal or exceed 50.1%.

            "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Restaurant" means a "Baker's Square" or "Village Inn" restaurant owned or leased and operated by Borrower or one of its Subsidiaries.

            "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

            "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

            "Sale and Leaseback" has the meaning set forth in the definition "Permitted Sale and Leaseback."

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a securities account (as that term is defined in the Code).

            "Settlement" has the meaning set forth in Section 2.3(f)(i).

            "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

            "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Stock Acquisition" means the purchase or other acquisition by Borrower or its Subsidiaries of all of the Stock of any other Person.

            "Stock Pledge Agreement" means an amended and restated stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower to Agent with respect to the pledge of the Stock owned by Borrower.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "SunTrust Resignation Letter" has the meaning set forth in the recitals to this Agreement.

            "Supporting Obligation" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

            "Swing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(d).

            "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

            "Taxes" has the meaning set forth in Section 16.11.

            "Term Loan" has the meaning set forth in Section 2.2.

            "Term Loan Amount" means (a) on the Closing Date, $15,000,000, and
(b) on any date of determination after the Closing Date, the outstanding principal balance of Term Loan.

            "Term Loan Commitment" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

            "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

            "Total Debt" means, as of any date of determination, without duplication, the sum of (a) the Obligations (including without limitation the Advances, the Term Loan, and the Letter of Credit Usage), (b) the outstanding principal amount of Permitted Purchase Money Indebtedness of Parent and its Subsidiaries, and (c) the outstanding principal amount of all Funded Debt of Parent and its Subsidiaries; provided, however, that solely for purposes of calculating the Leverage Ratio, liabilities under Hedge Agreements permitted to be incurred under Section 7.1 hereof and Indebtedness in respect of letters of credit pledged in connection with worker's compensation or other unemployment insurance shall not be included in the calculation of Total Debt.

            "Trademark Security Agreement" means an amended and restated trademark security agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent.

            "TTM Consolidated Operating Income" means, as of any date of determination, the Consolidated Operating Income for the four fiscal quarters most recently ended.

            "TTM Four Wall EBITDA" means, as of any date of determination, the Four Wall EBITDA for the restaurant or restaurants that are proposed to be acquired and calculated for the four fiscal quarters most recently ended.

            "UFOC" means Borrower's Uniform Franchise Offering Circular.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "United States" means the United States of America.

            "Unit Level Cash Flow" means, with respect to any Restaurant and for any fiscal period, the net revenue generated by such restaurant during such fiscal period minus the aggregate amount of the cash operating expenses of such Restaurant during such fiscal period, in each case calculated in a manner consistent with Borrower's historical calculation of Unit Level Cash Flow.

            "Unprofitable Restaurant" means a Restaurant (a) that has been operated by Borrower or one of its Subsidiaries for at least 12 months and whose allocable portion of TTM Consolidated Operating Income is less than or equal to $1, (b) that has been operated by Borrower or one of its Subsidiaries for less than 12 months and whose allocable portion of Consolidated Operating Income has been less than or equal to $1 since inception on a cumulative basis, or (c) that is a Performing Restaurant; however, the lease associated with such Restaurant will expire in 180 days and after giving effect to the terms of the new lease for such Restaurant, the allocable portion of TTM Consolidated Operating Income would be less than or equal to $1.

            "Unused Line Fee" means, as of any date of determination, the following fee based upon Parent's most recent Leverage Ratio calculation (determined as set forth in the following paragraph); provided, however, that
(a) for the period from the Closing Date through the date Agent receives the certified calculation of Parent's Leverage Ratio in respect of the testing period ended with April 15, 2004 delivered pursuant to Section 6.3, and (b) at any time that an Event of Default exists hereunder, the applicable Unused Line Fee shall be at Level I:

Level                           Leverage Ratio                           Unused Line Fee
-----                           --------------                           ---------------
I               equal to or greater than 3.5:1.0                     0.50 percentage points

II              less than 3.5:1.0 and equal to or greater than       0.375 percentage points
                3.0:1.0

III             less than 3.0:1.0                                    0.25 percentage points

            Except as set forth in the foregoing proviso, the Unused Line Fee shall be based upon Parent's most recent Leverage Ratio calculation, which will be calculated on a fiscal quarter basis. Except as set forth in the initial proviso in this definition, the Unused Line Fee shall be re-determined each fiscal quarter on the first day of the month following the date of delivery to Agent of the certified calculation of Parent's Leverage Ratio pursuant to
Section 6.3 hereof; provided, however, that if Parent and Borrower fail to provide such certification when such certification is due, the Unused Line Fee shall be set at the margin in the row styled "Level I" as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Unused Line Fee shall be set at the margin based upon the Leverage Ratio calculation disclosed by such certification).

            "Vectra Fee Letter" means that certain fee letter, dated as of even date herewith, by Borrower in favor of Agent and Vectra Bank Colorado, in form and substance satisfactory to Agent.

            "Voidable Transfer" has the meaning set forth in Section 17.6.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

            "WFF" means Wells Fargo Foothill, Inc., a California corporation.

            "WPP" means Wind Point Partners IV L.P., a Delaware limited partnership and Wind Point Partners, V L.P., a Delaware limited partnership, collectively.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

      1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.


      1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

      1.6 INDENTURE. Any terms defined in the Indenture that are incorporated herein by reference shall be construed and defined as set forth in the Indenture as in effect on the Closing Date.

2.    LOAN AND TERMS OF PAYMENT.

      2.1   REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral; provided, however, that Agent agrees not to establish a reserve with respect to Bank Products of the type specified in clauses (e) and (f) of the definition of Bank Product and will not establish a reserve with respect to any other types of Bank Products unless Agent and Borrower otherwise agree.

            (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

            (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2 TERM LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan") to Borrower in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations.

      2.3   BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for a Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

            (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

            (c)   MAKING OF LOANS.

                  (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to
Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loan, as applicable), Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance (or portion of the Term Loan, as applicable) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances (or portion of the Term Loan, as applicable) composing such Borrowing. The failure of any Lender to make any Advance (or portion of the Term Loan, as applicable) on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance (or portion of the Term Loan, as applicable) on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance (or portion of the Term Loan, as applicable) to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do
so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

            (d)   MAKING OF SWING LOANS.

                  (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such

Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

            (e)   AGENT ADVANCES.

                  (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances") provided, however, that notwithstanding anything to the contrary contained in this Section 2.3(e), the aggregate principal amount of Agent Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.3(i) hereof outstanding at such time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $3,000,000. Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

                  (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

            (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Borrower's or its Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including
Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                  (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrower or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

            (g) NOTATION. Agent shall record on its books the principal amount of the Advances (or portion of the Term Loan, as applicable) owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances (or portion of the Term Loan, as applicable) in its books and records, including computer records.

            (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

            (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) the aggregate principal amount of Overadvances made pursuant to this Section 2.3(i) when taken together with the aggregate principal amount of Agent Advances made pursuant to Section 2.3(e) does not exceed at any time an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect, and (y) $3,000,000, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                        (A) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                        (B) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

      2.4   PAYMENTS.

            (a)   PAYMENTS BY BORROWER.

                  (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b)   APPORTIONMENT AND APPLICATION.

                  (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

                        (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                        (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                        (C) third, to pay any fees then due to Agent (for its separate account, after giving effect to any agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                        (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                        (E) fifth, to pay interest due in respect of all Agent Advances until paid in full,

                        (F) sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances), the Swing Loans, and the Term Loan until paid in full,

                        (G) seventh, to pay the principal of all Agent Advances until paid in full,

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

                        (H) eighth ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                        (I) ninth, to pay the principal of all Swing Loans until paid in full,

                        (J) tenth, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products until paid in full,

                        (K) eleventh, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                        (L) twelfth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances and the outstanding balance of the Term Loan until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of Bank Products have been paid in full or the cash collateral amount has been exhausted;

                        (M) thirteenth, if an Event of Default has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrower's and its Subsidiaries' obligations in respect of Bank Products) until paid in full, and

                        (N) fourteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

                  (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

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

                  (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

            (c)   MANDATORY PREPAYMENTS.

                  (i) Immediately upon any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets (other than sales or dispositions which qualify as Permitted Dispositions under clauses
(a), (b), (c), (d), (e), (f), (g), (h), (k), (l), (m), (n) and (p) of the
definition of Permitted Dispositions), Borrower shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions to the extent that the aggregate amount of Net Cash Proceeds received by Parent and its Subsidiaries (and not paid to Agent as a prepayment of the Obligations) for all such sales or dispositions shall exceed $250,000 in any fiscal year. Nothing contained in this subclause (i) shall permit Parent or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

                  (ii) Immediately upon the receipt by Parent or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                  (iii) Immediately upon the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses (a) through (l), inclusive, of Section 7.1), or the sale or issuance by Parent or any of its Subsidiaries of any shares of its Stock (other than (A) the amount of equity contributed to Parent and then to Borrower by Parent to the extent used to complete a Permitted Equity Acquisition, or (B) the sale or issuance by Parent of shares of its Stock to its employees or directors having a value, at the time of issuance, of less than $500,000), Borrower shall prepay the outstanding principal of the Obligations in accordance with clause (d) in an amount equal to 100% of the Net Cash Proceeds received by Parent or its Subsidiaries in connection with such sale, issuance, or incurrence; provided, however, that (x) if the Leverage Ratio as at the end of the most recently completed fiscal quarter of Parent is less than 3:25:1:00 at the time of receipt of any proceeds from the sale or issuance of any shares of Parent's or its Subsidiaries' Stock of the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses (a) through (l), inclusive, of Section 7.1), then Borrower shall only be required to use 50% of such proceeds to prepay the Obligations. The provisions of this subsection (iii) shall not be deemed to be implied consent to any such sale, issuance, or incurrence otherwise prohibited by the terms and conditions of this Agreement.

            (d)   APPLICATION OF PAYMENTS.

                  (i) Each prepayment pursuant to subclause (c)(ii) above (except with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral) or pursuant to subclause (c)(iii) above shall,
(A) so long as no Event of Default shall have occurred and be continuing, be applied to the outstanding principal amount of the Term Loan, until paid in full, and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(i).

                  (ii) Each prepayment pursuant to subclause (c)(i) above or pursuant to subclause (c)(ii) above (with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral) shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied as follows:

            (1) if the proceeds are from any sale or disposition of any Accounts or Inventory or any insurance policy or condemnation award with respect to Inventory, such proceeds shall be applied, first, to the outstanding principal amount of the Advances, until paid in full, and second, to the outstanding principal amount of the Term Loan, until paid in full;

            (2) subject to clause (3) below, if the proceeds are from the sale or disposition of any other assets or any insurance policy or condemnation award not described in clause (1) above, such proceeds shall be applied, solely, to the outstanding principal amount of the Term Loan, until paid in full; provided, however, that, except during the continuance of a Default or an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair, or restore the properties or assets in respect of which such proceeds were paid if (i) the amount of proceeds received in respect of such sales, dispositions, insurance policies, or condemnation awards are less than $1,000,000 in the aggregate at any one time, (ii) Borrower delivers a certificate to Agent within 10 days after such sale or 30 days after the date of such loss, destruction, or taking, as the case may be, stating that such proceeds shall be used to replace, repair, or restore such properties or assets within a period specified in such certificate not to exceed the earlier of (x) 180 days after the receipt of such proceeds and (y) the Maturity Date (which certificate shall set forth estimates of the proceeds to be so expended), and (iii) such proceeds are immediately deposited in a Deposit

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

            Account subject to a Control Agreement in favor of Agent. If all or any portion of such proceeds not so applied to the prepayment of the Obligations in accordance with this clause (2) are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Obligations in accordance with this clause (2) on the last day of such specified period; and

            (3) if the proceeds are from a sale or disposition of all or substantially all of the assets or Stock of any Person, which sale or disposition includes both Accounts or Inventory and other assets, such proceeds shall be applied as follows: (x) an amount equal to the net book value of such Accounts and Inventory (determined at the time of such sale or disposition or event resulting in such insurance proceeds), shall be applied first, to the outstanding principal amount of the Advances, until paid in full, and (y) the remaining proceeds shall be applied, solely, to the outstanding principal amount of the Term Loan, until paid in full; and

            (4) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(i).

      2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

            (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) LETTER OF CREDIT FEE. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to

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

the Letter of Credit Fee per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

            (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                  (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                  (ii) the Letter of Credit Fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

            (d)   PAYMENT. Except as provided to the contrary in Section 2.11 or
Section 2.13(a), interest, Letter of Credit Fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in
Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

            (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such

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

maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7   CASH MANAGEMENT.

            (a) Borrower shall and shall cause each of its Subsidiaries to (i) establish and maintain a concentration account or accounts in the name of Agent unless such account is a concentration account maintained with Bank of America, N.A. or unless otherwise agreed to by Agent (each, a "Concentration Account") on terms reasonably satisfactory to Agent at one or more of the banks set forth on
Schedule 2.7(a) (each, a "Concentration Account Bank"), (ii) cause each of the Collection Account Banks to forward payment, on a daily basis, of the amounts in the Collection Accounts directly to the Concentration Accounts, and (iii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Borrower or one of its Subsidiaries) into a Concentration Account or Collection Account.

            (b) As to those deposit accounts of Borrower and its Subsidiaries that Agent, in its discretion, determines should be subject to this subsection, Borrower shall and shall cause each of its Subsidiaries to (i) establish and maintain a collection account or accounts in the name of Agent unless otherwise agreed to by Agent (each, a "Collection Account") on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(b) (each, a "Collection Account Bank"), (ii) request in writing and otherwise take such reasonable steps to ensure that all of its and its Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Collection Account, and (iii) cause each of the Collection Account Banks to forward payment, on a daily basis, of the amounts in the applicable Collection Account directly to one of the Concentration Accounts. Anything to contrary in this Section 2.7(b) notwithstanding, Agent agrees that the Collection Accounts listed on Schedule 2.7(b) as of the Closing Date need not be in the name of Agent.

            (c) Borrower shall, and shall cause each Subsidiary that receives Collections through credit card charges to, establish and maintain Credit Card Agreements with Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by Borrower or such Subsidiary, as applicable, received by it (or other amounts payable by such Credit Card Processor) into a Concentration Account on a daily basis. Neither Borrower nor any Subsidiary may change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent, and neither Borrower nor any Subsidiary shall cause the proceeds of credit card charges to be transferred to any Deposit Account other than the Concentration Account.

            (d) Within 5 Business Days of the Closing Date, each Concentration Account Bank and, within 90 days of the Closing Date, each Collection Account Bank (other

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

than for those Collection Accounts set forth on Schedule 3.2(d)) shall establish and maintain Cash Management Agreements with Agent, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) the applicable Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by Borrower or its Subsidiaries, as applicable, and (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment.

            (e) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) and Schedule 2.7(b) to add or replace a bank or account; provided, however, that (i) such prospective bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such account, Borrower or its Subsidiary, as applicable, and such prospective bank shall have executed and delivered to Agent the kind of agreements required under clause (a), (b), (c), or (d) above, as applicable. Borrower or its Subsidiaries, as applicable shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the bank with respect to accounts or Agent's liability under any Cash Management Agreement with such bank is no longer acceptable in Agent's reasonable judgment.

            (f) The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements and the Cash Management Agreements shall provide that from and after the date that the applicable Cash Management Bank receives written notification from Agent, it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account. Anything contained herein into the contrary notwithstanding, Agent agrees that it shall not provide the above-described notice to any Cash Management Bank unless and until an Event of Default has occurred and is continuing. Once an Event of Default has occurred and is continuing, Agent shall be free to exercise its right to issue such notice and the subsequent elimination of the subject Event of Default shall not eliminate the effectiveness of such notice.

      2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by

Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

      2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and the Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

      2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

      2.11 FEES. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

            (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to the Unused Line Fee per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, which shall be apportioned to those Lenders with a Revolver Commitment in accordance with their Pro Rata Shares,

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

            (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, the GE Fee Letter and the Vectra Fee Letter, and

            (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Parent or its Subsidiaries performed by personnel employed by Agent, (ii) [intentionally omitted], (iii) [intentionally omitted], and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Parent or its Subsidiaries. The foregoing notwithstanding, so long as no Default or Event of Default has occurred and is continuing, Borrower shall not be required to pay or reimburse for more than 4 audits per year and more than $20,000 in fees and charges per each audit.

      2.12  LETTERS OF CREDIT.

            (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

                  (ii) the Letter of Credit Usage would exceed $15,000,000, or

                  (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount Advances.

            Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

            (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b)

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

shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

            (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

            (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825%

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per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

            (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.13  LIBOR OPTION.

            (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the Term Loan be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances or the Term Loan bear

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interest at a rate based upon the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

            (b)   LIBOR ELECTION.

                  (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                  (iii) Borrower shall have not more than 7 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

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            (c)   PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time;
provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrower's and its Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

            (d)   SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

            (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their

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Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

            (a)   the Closing Date shall occur on or before April 14, 2004;

            (b) Agent shall have received a Filing Authorization Letter, duly executed by Borrower and each Guarantor, together with appropriate financing statements duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

            (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

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                  (i) the Cash Management Agreements,

                  (ii) the Control Agreements,

                  (iii) the Copyright Security Agreement,

                  (iv) the Credit Card Agreements,

                  (v) the Estoppel Agreement,

                  (vi) the Fee Letter,

                  (vii) the Funds Flow Agreement,

                  (viii) the GE Fee Letter

                  (ix) the Guarantor Security Agreement,

                  (x) the Guaranty,

                  (xi) the Intercompany Subordination Agreement,

                  (xii) the Mortgages,

                  (xiii) the Existing Lender Group Assignments, together with assignment statements and other documentation evidencing the assignment by Existing Lender Group of its Liens in and to the properties and assets of Borrower and its Subsidiaries,

                  (xiv) the SunTrust Resignation Letter,

                  (xv) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                  (xvi) the Trademark Security Agreement, and

                  (xvii) the Vectra Fee Letter;

            (d) Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

            (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

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

            (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

            (g) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

            (h) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of Guarantor;

            (i) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

            (j) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

            (k) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

            (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

            (m) Agent shall have received Collateral Access Agreements with respect to the following locations: 1260 Sycamore Road, Manteno, IL 60950;6100 East Sheila Street, City of Commerce, CA 90040; and 2233 Maxwell Avenue, Newport, MN 55055;

            (n) Agent shall have received an opinion of Borrower's and each Guarantor's counsel in form and substance satisfactory to Agent;

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

            (o) Agent shall have received a certificate of the secretary of Parent, in form and substance satisfactory to Agent, that all tax returns required to be filed by Parent and its Subsidiaries have been timely filed and all taxes upon Parent and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

            (p) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

            (q) Agent shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrower's and its Subsidiaries books and records and verification of Borrower's representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent;

            (r) Agent shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

            (s)   Agent shall have received Borrower's Closing Date Business
Plan;

            (t) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

            (u) Agent shall have received copies of each of (a) the High Yield Note Documents, (b) the Management Agreement, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

            (v) Agent shall have reviewed and approved the terms and conditions of the High Yield Note Documents, including the subordination provisions and terms thereof;

            (w) Borrower shall have provided Agent with sufficient evidence to demonstrate that the offering of the Notes described in the Indenture has closed;

            (x) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

            (y) Borrower shall have caused Vicorp Restaurants, Inc., a Delaware corporation to be dissolved and Agent shall have received evidence of such dissolution in form and substance satisfactory to Agent;

            (z) Borrower shall have caused Midway to be merged into Borrower and Agent shall have received a copy of a file stamped certificate of merger or confirmation by

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

CSC or a representative thereof that a certificate of merger has been filed with respect to the merger of Midway with and into Borrower, such file stamp to have been made by the office of the jurisdiction of incorporation of Borrower;

            (aa) Agent shall have received confirmation of the filing of UCC termination statements, all in form and substance satisfactory to Agent, evidencing the termination of the following Liens in and to the properties and assets of Borrower, each in favor of General Electric Capital Business Asset Funding Corporation: (1) financing statement number 20022047188, filed in Colorado on May 3, 2002; (2) financing statement number 20022047189, filed in Colorado on May 3, 2002; (3) financing statement number 20022053452, filed in Colorado on May 20, 2002; (4) financing statement number 20022053453, filed in Colorado on May 20, 2002; and (5) financing statement number 20023739367, filed in Minnesota on April 16, 2002; and

            (bb) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

      3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

            (a) within 30 days of the Closing Date, deliver to Agent copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

            (b) within 30 days of the Closing Date, deliver to Agent a duly executed Mortgage for each of the Real Properties owned by Borrower and listed on Schedule 3.2(b);

            (c) use commercially reasonable efforts to obtain recording information for the mortgages previously granted by Borrower in favor of the Existing Agent for each of the Real Properties listed on Schedule 3.2(c) and to cause the title company to record the assignments thereof delivered by the Existing Agent to Agent, and if Borrower is unable to obtain the recording information on or before June 30, 2004, then Borrower shall execute and deliver to Agent by no later than July 15, 2004, a Mortgage (granting a Lien in favor of Agent) upon such Real Properties which such Mortgages will expressly provide that if the Lien in favor of the Existing Agent has been recorded or is thereafter recorded then Agent shall take such actions as may be reasonably necessary to merge or consolidate the Liens;

            (d) use commercially reasonable efforts, to cause each Collection Account Bank to execute and deliver a Control Agreement for the Collection Accounts listed on Schedule 3.2(d);

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

            (e) on or before May 15, 2004, deliver to Agent Schedule A-1(b) which such schedule shall set forth Adjusted EBITDA for Parent and its Subsidiaries on a Fiscal Month by Fiscal Month basis for the 13 Fiscal Months ended prior to the Closing Date and shall be in form and substance satisfactory to Agent;

            (f) within 15 days of the Closing Date, Agent shall have received a Collateral Access Agreement with respect to 12865 Ann Street, Santa Fe Springs, CA 90670;

            (g) within 2 days of the Closing Date, Agent shall have received evidence in form and satisfactory to Agent that the interest swap agreement with Wells Fargo shall have been terminated and that all amounts owed to Wells Fargo thereunder have been paid in full; and

            (h) within 90 days of the Closing Date, Parent and its Subsidiaries shall have closed their Deposit Accounts with Bank of America, N.A. and established Deposit Accounts with another bank on terms and conditions satisfactory to Agent and subject to Control Agreements in form and substance satisfactory to Agent if Bank of America, N.A. has not executed and delivered an acceptable Cash Management Agreement to Agent within 5 Business Days of the Closing Date as required by Section 2.7.

      3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; and

            (d)   no Material Adverse Change shall have occurred.

      3.4 TERM. This Agreement shall continue in full force and effect for a term ending on April 14, 2009 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall

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become due and payable without notice or demand (including (a) either (i)
providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, (ii) causing the original Letters of Credit to be returned to the Issuing Lender, or (iii) causing an irrevocable letter of credit (in an amount equal to 105% of the Letter of Credit Usage and in form, substance, and by an issuer satisfactory to Agent) to be issued and delivered to Agent, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Parent or its Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

      3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage,
(ii) causing the original Letters of Credit to be returned to the Issuing Lender, or (iii) causing an irrevocable letter of credit (in an amount equal to 105% of the Letter of Credit Usage and in form, substance, and by an issuer satisfactory to Agent) to be issued and delivered to Agent, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon the Pro Rata Shares of those Lenders with a Revolver Commitment). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, (ii) causing the original Letters of Credit to be returned to the Issuing Lender, or (iii) causing an irrevocable letter of credit (in an amount equal to 105% of the Letter of Credit Usage and in form, substance, and by an issuer satisfactory to Agent) to be issued and delivered to Agent and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of

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termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon the Pro Rata Shares of those Lenders with a Revolver Commitment), measured as of the date of such termination. The foregoing to the contrary notwithstanding, in the event that Borrower repays the Obligations in full and terminates this Agreement pursuant to the first sentence of this Section 3.6 and if (a) such repayment occurs with the proceeds of a refinancing provided by Wells Fargo or WFF, or (b) such repayment occurs after the third anniversary of the Closing Date and occurs with the proceeds of (i) Parent's or Borrower's consummation of an underwritten public equity offering, or (ii) the sale of all or substantially all of the Stock of Borrower or all or substantially all of Borrower's and its Subsidiaries' assets, in one or a series of related transactions, then the Applicable Prepayment Premium shall be zero ($0).

4.    CREATION OF SECURITY INTEREST.

      4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Parent and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

      4.2 NEGOTIABLE COLLATERAL. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

      4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or

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Agent's designee may (a) notify Account Debtors of Borrower that Borrower's
Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect Borrower's Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by Borrower or its Subsidiaries.

      4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

            (a) Borrower authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

            (b) If Borrower or its Subsidiaries acquire any commercial tort claims in an amount in excess of $500,000 after the date hereof, Borrower shall promptly (but in any event within 30 Business Days of a senior or executive officer of Borrower or any of its Subsidiaries having knowledge of such claim) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Agent in its Permitted Discretion, pursuant to which Borrower or its Subsidiary, as applicable, shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "Commercial Tort Claim Assignment").

            (c) At any time upon the request of Agent, Borrower shall execute or deliver to Agent, and shall cause its Subsidiaries to execute or deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any After Acquired Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent in the exercise of its Permitted Discretion to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrower shall (i) provide Agent with a report of all new material

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patentable, copyrightable, or trademarkable materials acquired or generated by
Borrower or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, however, that neither Borrower nor any of its Subsidiaries shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) Borrower provides Agent with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Agent a copyright security agreement in form and substance satisfactory to Agent, supplemental schedules to any existing copyright security agreement, or such other documentation as Agent reasonably deems necessary in order to perfect and continue perfected Agent's Liens on such copyrights following such registration.

      4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's or its Subsidiaries' Accounts, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's or its Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

      4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter during normal business hours, or at any time following a Default or Event of Default, to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or

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any portion thereof, in order to verify Borrower's and its Subsidiaries'
financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that unless an Event of Default has occurred and is continuing, (a) the costs of all such inspections shall be limited by the provisions of Section 2.11(c), and (b) all inspections by Lenders shall be completed in combination with Agent. Parent and its Subsidiaries acknowledge and agree that Agent and Lenders are not required to give any notice prior to any inspection, however, Agent and Lenders will endeavor to notify Borrower not less than five (5) Business Days prior to an inspection so long as a Default or Event of Default has not occurred. Parent and its Subsidiaries further agree that neither Agent nor any Lender shall be liable or responsible in any way or manner for failing to provide any such notice.

      4.7 CONTROL AGREEMENTS. Borrower agrees that it will and will cause its Subsidiaries to take any or all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 7.12) all of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5.    REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, Parent and Borrower each makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1 NO ENCUMBRANCES. Parent and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

      5.2   [INTENTIONALLY OMITTED].

      5.3   [INTENTIONALLY OMITTED].

      5.4 EQUIPMENT. All of the Equipment of Parent and its Subsidiaries is used or held for use in their business and is fit for such purposes, reasonable wear and tear excepted.

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      5.5   LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment of
Parent and its Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9).

      5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

      5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

            (a) The jurisdiction of organization of Parent and each of its Subsidiaries is set forth on Schedule 5.7(a).

            (b) The chief executive office of Parent and each of its Subsidiaries is located at the address indicated on Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

            (c) Parent's and each of its Subsidiaries' organizational identification numbers, if any, are identified on Schedule 5.7(c).

            (d) As of the Closing Date, Parent and its Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

      5.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

            (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Parent's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such

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class owned directly or indirectly by Parent. All of the outstanding capital
Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Parent's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent's or Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

      5.9   DUE AUTHORIZATION; NO CONFLICT.

            (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

            (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, which conflict, breach, or default could reasonably be expected to result in a Material Adverse Change, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, (v) require any approval of Borrower's interestholders (except as have been obtained), or (vi) require any approval or consent of any Person under any contractual obligation of Borrower, other than consents or approvals that have been obtained and are still in force and effect or which approval or consent if not obtained could not reasonably be expected to result in a Material Adverse Change.

            (c) Other than the filing of financing statements, the recordation of the Mortgages, and the filing of appropriate recordations in the U.S. Patent and Trademark Office and the U.S. Copyright Office with respect to copyrights and trademarks to the extent required by federal law, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

            (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower,

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enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

            (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

            (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Guarantor, which conflict, breach, or default could reasonably be expected to result in a Material Adverse Change, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, (v) require any approval of Guarantor's interestholders (except as have been obtained), or (vi) require any approval or consent of any Person under any contractual obligation of such Guarantor, other than consents or approvals that have been obtained and are still in force and effect or which approval or consent if not obtained could not reasonably be expected to result in a Material Adverse Change.

            (h) Other than the filing of financing statements and the recordation of the Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

            (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

      5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Parent or Borrower, threatened against Parent or any of its Subsidiaries.

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      5.11  NO MATERIAL ADVERSE CHANGE. All financial statements relating to
Parent and its Subsidiaries that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent's and its Subsidiaries' condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Parent and its Subsidiaries since the date of the latest financial statements submitted to Agent on or before the Closing Date.

      5.12  FRAUDULENT TRANSFER.

            (a)   Each of Parent and each of its Subsidiaries is Solvent.

            (b) No transfer of property is being made by Parent or its Subsidiaries and no obligation is being incurred by Parent or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent or its Subsidiaries.

      5.13 EMPLOYEE BENEFITS. None of Parent, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

      5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Parent's and Borrower's knowledge, none of Parent's or its Subsidiaries' properties or assets has ever been used by Parent, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Parent's and Borrower's knowledge, none of Parent's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Parent nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Parent or its Subsidiaries, and (d) neither Parent nor its Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Parent or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

      5.15 BROKERAGE FEES. Neither Parent nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Parent or its Subsidiaries in connection herewith.

      5.16 INTELLECTUAL PROPERTY. Parent and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents,

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patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Parent or one of its Subsidiaries is the owner or is an exclusive licensee.

      5.17 LEASES. Parent and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such leases are valid and subsisting and no material default by Parent or its Subsidiaries exists under any of them.

      5.18 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule 5.18 is a listing of all of Parent's and its Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

      5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Parent's and Borrower's good faith estimate of Parent's and its Subsidiaries future performance for the periods covered thereby.

      5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Parent and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the principal terms thereof.

      5.21 UFOC. (a) Borrower has delivered to Agent true and correct copies of Borrower's UFOC, which is currently being used in connection with the offers to sell and the sales of its and their franchises, (b) the UFOC (i) complies in all material respects with all applicable federal, state and foregoing laws and regulations pertaining to offers to sell and the sale of franchises in jurisdictions in which they are being used, including, in the United States, the Uniform Franchise Offering Circular Guidelines adopted by the North American Securities Administrators Association in April 25, 1993 and approved by the FTC on December 30, 1993 as an alternative to the FTC disclosure statement, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be

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stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in all cases, except where any failure to comply or an untrue statement or omission could not reasonably be expected to result in a Material Adverse Change.

      5.22 CREDIT CARD RECEIPTS. Schedule 5.22 sets forth all of Borrower's and each of its Subsidiary's Credit Card Processors and all arrangements to which Borrower or any Subsidiary is a party with respect to the payment to Borrower or any Subsidiary of the proceeds of all credit card charges for sales by Borrower or any of its Subsidiaries.

      5.23 INACTIVE SUBSIDIARIES. The Inactive Subsidiary does not own any material assets and does not engage in any business activity whatsoever.

      5.24 CFCS. None of Borrower's Subsidiaries that are CFCs could execute and deliver guaranties of the Obligations or grant Liens in their assets to secure the Obligations without creating a material tax obligation under Section 956 of the IRC.

      5.25 LOAN DOCUMENTS. Borrower has delivered to Agent fully executed, true and correct copies of each Mortgage and the associate title policy previously delivered to the Existing Agent and Existing Lender Group and all such Mortgages and title policies are assignable to Agent.

6.    AFFIRMATIVE COVENANTS.

            Parent and Borrower each, jointly and severally, covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, each shall and shall cause each of its Subsidiaries to do all of the following:

      6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries' sales.

      6.2 COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

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Monthly (not later than  (a) a detailed calculation of the Borrowing Base signed
the 30th day of Fiscal   by Borrower's chief financial officer or treasurer,
Month)
                         (b) a summary aging of Borrower's and its Subsidiaries' accounts payable and a list of book overdrafts (which need not be aged),

                         (c) a detailed report regarding Borrower and its Subsidiaries' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash, and

                         (d) a detailed report regarding the amount of Net Cash Proceeds resulting from Permitted Dispositions (including any amounts re-invested) pursuant to clause
                         (i) of the definition of Permitted Dispositions.

Quarterly (not later    (e) a report regarding Borrower's and its Subsidiaries'
than the 45 day after   accrued, but unpaid, ad valorem, Real Property, sales,
the end of each fiscal and payroll taxes, quarter of Borrower)
                        (f) a report on each of the Restaurants, together with a listing of any new Restaurants or locations owned, leased, franchised or closed by Borrower or any of its Subsidiaries, and a reconciliation explaining any change
                        (whether due to a Permitted Disposition or otherwise) in the ownership or operation of the Restaurants and locations listed in the corresponding report for the immediately preceding fiscal quarter.

Upon reasonable         (g) such other reports as to the Collateral or the
request by Agent        financial condition of Parent and its Subsidiaries as
                        Agent requests and determines in its Permitted
                        Discretion not to be unduly burdensome; provided, however, so long as no Default or Event of Default shall have occurred or be continuing, Agent will not request an aged book overdraft summary, copies of Parent's or any Guarantor's federal income tax reports, monthly sales reports for each Restaurant or a copy of the monthly reporting package delivered by Borrower or Parent to its respective Board of Directors.

      6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

            (a) as soon as available, but in any event within 30 days after the end of each Fiscal Month during each of Parent's fiscal years, an unaudited consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

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            (b)   as soon as available, but in any event within 45 days after the end of each of Parent's fiscal quarters,

                  (i) an unaudited consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                  (ii) a certificate detailing Parent's Leverage Ratio as of the last day of the fiscal quarter then ended, and

                  (iii) a Compliance Certificate,

                  (iv) a company prepared profit and loss report in form and detail reasonably acceptable to Agent in its Permitted Discretion and Unit Level Cash Flow for each of the currently operating restaurants for the immediately preceding quarter and for the then current fiscal year to date,

            (c) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                  (i) consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) "going concern" or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.18), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18, and

                  (iii) a Compliance Certificate,

            (d) as soon as available, but in any event within 60 days after the start of each of Parent's fiscal years, copies of Parent's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith estimate of the financial performance of Parent during the period covered thereby,

            (e)   if and when filed by Parent,

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                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and
Form 8-K current reports,

                  (ii) any other filings made by Parent with the SEC,

                  (iii) [intentionally omitted], and

                  (iv) after the consummation of a Qualified IPO, any other information that is provided by Parent to its shareholders generally,

                  (f) promptly, but in any event within 5 days after Parent or Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Parent or Borrower proposes to take with respect thereto,

            (g) promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on Parent or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Parent or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change, and

            (h) upon the request of Agent, any other information reasonably requested relating to the financial condition of Parent or its Subsidiaries.

            In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent. Parent also agrees to cooperate with Agent to allow Agent to consult with its independent certified public accountants if Agent reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Agent (so long as, prior to the occurrence and continuation of an Event of Default, a representative of Borrowers is afforded the opportunity (but need not be present) to be present) and to release to Agent whatever financial information concerning Parent or its Subsidiaries that Agent reasonably may request.

      6.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements.

      6.5   [INTENTIONALLY OMITTED].

      6.6 MAINTENANCE OF PROPERTIES. Except for assets disposed of pursuant to a Permitted Disposition, maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

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      6.7   TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Parent will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Parent and its Subsidiaries have made such payments or deposits.

      6.8   INSURANCE.

            (a) At Borrower's expense, maintain insurance respecting Parent's and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with an endorsement naming Agent as a loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

            (b) Borrower shall give Agent prompt notice of any loss exceeding $250,000 covered by such insurance. Subject to the rights of lessors and subtenants, Agent shall have the exclusive right to approve any adjustment of losses claimed under any such insurance policies in excess of $1,000,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Parent or Borrower whatsoever in respect of such adjustments.

            (c) Parent will not and will not suffer or permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as an additional insured or loss payee under a lender's loss payable endorsement. Parent promptly shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

      6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Parent's and its Subsidiaries' Inventory and Equipment only at the locations identified on
Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Borrower may amend Schedule 5.5 and
Schedule 5.7 so long as such amendment occurs by

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written notice to Agent not less than 30 days after the date on which such
Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides Agent a Collateral Access Agreement with respect thereto.

      6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

      6.11 LEASES. Pay when due all rents and other amounts payable under any material leases to which Parent or any of its Subsidiaries is a party or by which Parent's or any such Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest, unless the non-compliance thereof could not reasonably be expected to result in a Material Adverse Change.

      6.12 EXISTENCE. At all times preserve and keep in full force and effect Parent's and its Subsidiaries valid existence and good standing and any rights and franchises material to their businesses unless the non-compliance of such franchises could not reasonably be expected to result in a Material Adverse Change.

      6.13  ENVIRONMENTAL.

            (a) Keep any property either owned or operated by Parent or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      6.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not

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cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

      6.15 FORMATION OF SUBSIDIARIES. At the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date or any Inactive Subsidiary owns material assets and engages in any business Borrower or such Guarantor shall (a) cause such Subsidiary to provide to Agent a joinder to the Guaranty and the Guarantor Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

7.    NEGATIVE COVENANTS.

            Parent and Borrower each, jointly and severally, covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, each will not and will not permit any of its Subsidiaries to do any of the following:

      7.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

            (b)   Indebtedness set forth on Schedule 5.20,

            (c)   Permitted Purchase Money Indebtedness,

            (d) Indebtedness of Borrower evidenced by the High Yield Note Documents in an aggregate principal amount not to exceed $126,530,000 at any one time outstanding,

            (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), and (d) of this Section 7.1 (and continuance or renewal of any Permitted

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Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

            (f)   endorsement of instruments or other payment items for deposit,

            (g)   Indebtedness resulting from Permitted Intercompany Advances,

            (h) so long as no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof, Indebtedness under Hedge Agreements of Borrower in respect of Indebtedness of Borrower or any of its Subsidiaries; provided, however, that such Hedge Agreements are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted hereunder,

            (i) Indebtedness incurred by Borrower or its Subsidiaries in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Borrower's industry; provided, however, that the principal amount of such Indebtedness outstanding at any time shall not exceed $1,000,000 in the aggregate,

            (j) Indebtedness of a Subsidiary of Borrower resulting from its guaranty of Indebtedness or other obligation of Borrower or any other Subsidiary, so long as such Subsidiary has guaranteed the Obligations pursuant to a Guaranty and has granted to the Agent for the benefit of the Agent and the Lenders a security interest in its assets, to the extent the incurrence of such Indebtedness is otherwise permitted hereunder,

            (k) so long as no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof, unsecured Funded Debt and Permitted Acquired Indebtedness of Borrower in an aggregate amount not to exceed $3,000,000 outstanding at any one time,

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            (l)   Indebtedness of Parent, Borrower, or any Guarantor resulting from the guaranty of any lease obligations of Borrower or any Guarantor to the extent such lease obligations are permitted hereunder, and

            (m) Indebtedness of the Parent or its Subsidiaries resulting from the guaranty of the obligations of Borrower, as franchisor, pursuant to the registration requirements of one or more states in which franchises are offered to franchisees.

      7.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(e) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3   RESTRICTIONS ON FUNDAMENTAL CHANGES.

            (a) Except for the consummation of Permitted Reorganization Transactions, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

            (b) Except for the consummation of Permitted Reorganization Transactions, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

            (c) Except for the consummation of Permitted Reorganization Transactions and Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

      7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, sub-lease, license, assign, transfer, or otherwise dispose of any of Parent's or its Subsidiaries assets. With respect to any Permitted Disposition, Agent agrees and is authorized, on reasonable prior written request therefor from Borrower, to release its Lien on the asset (but not the proceeds) subject to such Permitted Disposition concurrent with the consummation of the disposition so long as, in connection therewith, Borrower certifies to Agent that the subject disposition is permitted hereunder.

      7.5 CHANGE NAME. Change Parent's or any of its Subsidiaries' names, organizational identification number, state of organization or organizational identity; provided, however, that Parent or any of its Subsidiaries may change their names upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Parent or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's Liens.

      7.6 NATURE OF BUSINESS. Make any change in the principal nature of its or their business.

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      7.7   PREPAYMENTS AND AMENDMENTS. Except in connection with a refinancing permitted by Section 7.1(e),

            (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries, other than the (i) Obligations in accordance with this Agreement, (ii) the consummation of a Permitted Redemption, and (iii) payments made in the ordinary course of business for the repayment of Permitted Intercompany Advances, or

            (b) directly or indirectly, amend, modify, alter, increase, or change in any way materially adverse to the Lender Group any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1.

      7.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.9   [INTENTIONALLY OMITTED]..

      7.10 DISTRIBUTIONS. Make or pay (a) any distribution or dividend (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Parent's or Borrower's Stock, of any class, whether now or hereafter outstanding, or (b) any management fees or any other fees or expenses pursuant to any management, consulting, or other services agreement to any of the shareholders or other equityholders of Parent or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Restricted Party; provided, however, that the foregoing shall not prevent:

            (a)   the making of the Permitted Distribution,

            (b) so long as no Default or Event of Default has occurred and is continuing after giving effect thereto and so long as Borrower has Excess Availability of not less than $1,500,000 after giving effect thereto, the payment of Permitted Management Fees,

            (c) distributions by any Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower (other than to a Subsidiary that is a CFC),

            (d) payments by Borrower to Parent to permit Parent to pay federal and state income taxes, franchise taxes, and other similar expenses incurred in the ordinary course of business which are owed or payable by Parent,

            (e) payments by Borrower to Parent to enable Parent to (i) effect the repurchase, redemption, acquisition, cancellation, or other retirement for value of the Stock of Parent or to effect the termination of options to purchase Stock of Parent, in each case, held by former managers and employees of Parent or its Subsidiaries (or their estates or beneficiaries under their estates) upon the death, disability, retirement, or termination of employment of any such former managers or employees; and (ii) to make payments on subordinated promissory notes or other obligations representing the unpaid repurchase,

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redemption, acquisition, or cancellation price for Stock of Parent owned by such former managers or employees of Parent or its Subsidiaries, provided, however, that the sum of all such payments shall not exceed $500,000 (the "maximum amount") in any fiscal year plus up to $500,000 of any unused amount permitted under this clause (e) for the immediately preceding fiscal year; provided further, however, that if the Leverage Ratio as at the end of the most recent fiscal quarter of Parent is less than 3:00:1:00 on a pro forma basis after giving effect to any proposed payment under this clause (e), the maximum amount may be increased to not more than $1,500,000 plus up to $500,000 of any unused amount permitted under this clause (e) for the immediately preceding fiscal year; provided further, however, that any repurchase, redemption, acquisition, cancellation, or other retirement for value of the Stock of Parent that is made solely from proceeds received (A) from key-man life insurance, or (2) by Parent from an equity issuance by Parent to WPP for the purpose of making any such repurchase, redemption, acquisition, cancellation, or other retirement of Stock from an executive officer of Parent shall not be subject to the maximum amount limitation,

            (f) payment on the Closing Date of a transaction fee to the Permitted Holders in an aggregate amount not to exceed $320,000 and reimburse the Permitted Holders for reasonable out-of-pocket fees, costs and expenses incurred in connection with the transactions contemplate hereby,

            (g) payments by Borrower to Parent to enable the Parent to pay costs and expenses incurred in the ordinary course of business and in the conduct of its business as a holding company, including payment of administrative costs and expenses, officers' salaries and reasonable out-of-pocket expenses incurred by members of the Board of Directors; provided, however, that the aggregate amount of all such payments permitted under this clause (g) shall not exceed $350,000 in any fiscal year,

            (h) payments by Borrower of Parent's outside directors' fees, reimbursement of reasonable out-of-pocket expenses incurred in connection with attending Board of Director meetings, and payment of indemnification claims to the extent not covered by insurance, and

            (i) repurchases of stock of Parent deemed to occur upon the cashless exercise of stock options and warrants.

      7.11 ACCOUNTING METHODS. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Parent's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Parent's and its Subsidiaries' financial condition.

      7.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Parent and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit

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Accounts or Securities Accounts in an aggregate amount in excess of $250,000 at any one time unless Parent or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso, Parent shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

      7.13 TRANSACTIONS WITH AFFILIATES. Except as permitted by Sections 7.1, 7.3, 7.7, 7.10, and 7.12, and except as set forth on Schedule 7.13, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Parent except for transactions that (a) are in the ordinary course of business,
(b) are upon fair and reasonable terms, (c) if they involve one or more payments by Parent or its Subsidiaries in excess of $1,500,000, are fully disclosed to Agent, and (d) are no less favorable to Parent or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate.

      7.14 SUSPENSION. Suspend or go out of a substantial portion of its or their business.

      7.15  [INTENTIONALLY OMITTED].

      7.16 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to restructure a portion of the outstanding principal, accrued interest, and accrued fees and expenses owing under the Existing Loan Agreement, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

      7.17 INVENTORY AND EQUIPMENT WITH BAILEES. Unless a Collateral Access Agreement has been delivered to Agent, and except for storage of up to $3,500,000 of Inventory in the aggregate for temporary periods not exceeding 120 days, store the Inventory or Equipment of Parent or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party.

      7.18  FINANCIAL COVENANTS.

            (a)   Fail to maintain or achieve:

                  (i) MINIMUM ADJUSTED EBITDA. Adjusted EBITDA, measured on each fiscal quarter-end basis, for the then most recently completed thirteen Fiscal Month period, of at least $35,000,000.

                  (ii) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio                                           Applicable Period
----------------                                           ------------------

    1.05:1.0                                             For the fiscal quarter
                                                          ending July 8, 2004

    1.05:1.0                                          For the two fiscal quarters
                                                        ending October 28, 2004

    1.05:1.0                                         For the three fiscal quarters
                                                        ending January 27, 2005

    1.05:1.0                                          For the four fiscal quarters
                                                         ending April 21, 2005

    1.05:1.0                                      For each of the four fiscal quarters
                                                            ended thereafter

            (b)   Make:

                  (i) GROWTH CAPITAL EXPENDITURES. Growth Capital Expenditures in any fiscal year in excess of the Growth Capital Expenditure Amount.

      7.19 INACTIVE SUBSIDIARY. Permit any Inactive Subsidiary to (a) own any material assets, or (b) engage in any business activity (other than the ownership of certain intellectual property rights).

      7.20 UFOC. Fail to maintain Borrower's UFOC in compliance with the representation and warranty contained in Section 5.21 hereof.

8.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

      8.2   If Parent or any of its Subsidiaries:

            (a) fails to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 2.7, 3.2, 4.2, 4.4, 4.5 4.6, 6.8, 6.12, 6.14 6.15, and 7.1 through 7.19 of this Agreement; or

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

            (b) fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 6.2 6.3, 6.6, 6.7, 6.9, 6.10, and 6.11 of this Agreement and such failure continues for a period of 5 days; or

            (c) fails or neglects to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 10 days;

            provided that, during any period of time that any such failure or neglect referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default, the Lender Group shall be relieved of its obligation to extend credit hereunder;

      8.3 If any material portion of Parent's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 60 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Parent or any of its Subsidiaries;

      8.4 If an Insolvency Proceeding is commenced by Parent or any of its Subsidiaries;

      8.5 If an Insolvency Proceeding is commenced against Parent, or any of its Subsidiaries (except for any Subsidiary that does not own any material assets and does not engage in any business activity whatsoever as determined at such time the Insolvency Proceeding is commenced), and any of the following events occur: (a) Parent or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Parent or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

      8.6 If Parent or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.7 (a) If a notice of Lien is filed of record with respect to Parent's or any of its Subsidiaries' assets by the United States or any department, agency, or instrumentality thereof (a "Federal Lien"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Lender in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or

            (b) If a notice of Lien is filed of record with respect to Parent's assets or any of its Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or combination thereof, is less than $100,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Agent shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate amount of the underlying claims (determined by Agent in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Agent, in its Permitted Discretion, to arise in connection therewith);

      8.8 If one or more judgments or other claims involving an aggregate amount of $500,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any of Parent's or any of its Subsidiaries' assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Parent or any of its Subsidiaries;

      8.9 (a) If there is a default in one or more agreements to which Parent or any of its Subsidiaries is a party with one or more third Persons relative to Parent's or any of its Subsidiaries' Indebtedness involving an aggregate amount of $1,000,000, or more, and such default (i) occurs at the final maturity of obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Parent's or any of its Subsidiaries' obligations thereunder; or

            (a) If there is a default in any other material agreement to which Parent or any of its Subsidiaries is a party with one or more third Persons and such default results in a right by such third Person(s), irrespective of whether exercised, to terminate such agreement;

      8.10 If Parent or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

      8.12 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

      8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; or

      8.14 Any provision of any Loan Document (other than any immaterial provision) shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Parent or its Subsidiaries, or a proceeding shall be commenced by Parent or its Subsidiaries, or by any Governmental Authority having jurisdiction over Parent or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Parent or its Subsidiaries shall deny that Parent or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

      9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

            (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Borrower's Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

            (e) Cause Borrower to hold all of its returned Inventory in trust for the Lender Group and segregate all such Inventory from all other assets of Borrower or in Borrower's possession;

            (f) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the priority of Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

            (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

            (k) Except in those circumstances where no notice is required under the Code, Agent shall give notice of the disposition of the Borrower Collateral as follows:

                  (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (l) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

            (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

            (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

      9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

            If Parent or its Subsidiaries fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Parent or Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST; ETC. Each of Parent and Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Parent or Borrower may in any way be liable.

      11.2 THE LENDER GROUP'S LIABILITY FOR BORROWER COLLATERAL. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower; provided, however, that, nothing contained in this Section 11.2 shall be deemed to relieve Agent or any member of the Lender Group, as applicable, from liability arising from Agent's or such member of the Lender Group's willful misconduct, fraud or gross negligence, as finally determined by a court of competent jurisdiction.

      11.3 INDEMNIFICATION. Each of Parent and Borrower, jointly and severally, shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent's and its Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Parent and Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the fraud, gross negligence, or willful misconduct of such Indemnified Person or for any consequential damages (other than consequential damages payable to a third person). This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Parent or Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Parent or Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Parent, Borrower, or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Parent, Borrower, or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Parent, Borrower, or Agent, as the case may be, at its address set forth below:

               If to Parent or
               Borrower:         VICORP RESTAURANTS, INC.
                                 400 West 48th Avenue
                                 Denver, Colorado  80216
                                 Attn: Anthony J. Carroll and Michael R. Kinnen
                                 Fax No. (303) 672-2668

               with copies to:   WIND POINT PARTNERS
                                 676 North Michigan Avenue
                                 Chicago, Illinois  60611

                                 Attn: Michael Solot
                                 Fax No. (312) 255-4820

               with copies to:   SACHNOFF & WEAVER
                                 30 South Wacker Drive
                                 Chicago, Illinois  60606
                                 Attn: Bradley S. Schmarak, Esq.
                                 Fax No. (312) 207-6400

               If to Agent:      WELLS FARGO FOOTHILL, INC.
                                 2450 Colorado Avenue
                                 Suite 3000 West
                                 Santa Monica, California  90404
                                 Attn: Specialty Finance Manager
                                 Fax No.: (310) 453-7442

               with copies to:   PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                 515 South Flower Street, 25th Floor
                                 Los Angeles, CA 90071
                                 Attn:  John Francis Hilson, Esq.
                                    Fax No.: (213) 627-0705

            Agent, Parent, and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK INCLUDING, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            (c) BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1  ASSIGNMENTS AND PARTICIPATIONS.

            (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii)

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such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance, and (iii) the assigning Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, (A) the payment of any fees shall not be required if such assignment is to an Affiliate of the assigning Lender and (B) the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

            (b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and Section 17.7 of this Agreement.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such

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Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the

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other Lenders, Agent, Borrower, the Collections of
Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
Section 17.7, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

            (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            (h) Anything to the contrary contained herein notwithstanding, at all times during the term hereof, WFF agrees to maintain (i) have and retain a Revolver Commitment of no less than 44% of all of the Revolver Commitments, and
(ii) have no less than a 44% interest in the Term Loan Amount; provided, however, that the foregoing shall not be applicable (A) at any time that a Default or Event of Default has occurred and is continuing, or (B) to any assignment that is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of WFF. This clause (h) is for the sole benefit of WFF and Borrower and there are no other Persons that are intended to be benefited by this clause.

      14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

      15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders), Parent and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in

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writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

            (a)   increase or extend any Commitment of any Lender,

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

            (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

            (d) change the Pro Rata Share that is required to take any action hereunder,

            (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

            (f) other than as permitted by Section 16.12, release Agent's Lien in and to any of the Collateral,

            (g)   change the definition of "Required Lenders" or "Pro Rata
Share",

            (h) except as expressly contemplated herein with respect to Permitted Purchase Money Indebtedness, contractually subordinate any of the Agent's Liens,

            (i) release Borrower or any Guarantor from any obligation for the payment of money, or

            (j) change the definition of Borrowing Base or the definitions of Maximum Revolver Amount, Term Loan Amount, or change Section 2.1(b), or

            (k)   amend any of the provisions of Section 16.

and, provided further, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document, or (ii) no amendment, waiver or consent shall, unless in writing and signed by WFF and Borrower shall affect the rights or duties of WFF or Borrower under Section 14.1(h) and no such amendment, waiver, or consent shall require the approval or consent of any other party hereto. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

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      15.2  REPLACEMENT OF HOLDOUT LENDER.

            (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

            (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

      15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.   AGENT; THE LENDER GROUP.

      16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions

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of this Section 16 (other than the proviso to Section 16.11(a))are solely for the benefit of Agent, and the Lenders, and Borrower and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

      16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any

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of the Lenders for any recital, statement, representation or warranty made by
Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

      16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be

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obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

      16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrower and its Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such

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Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

      16.8 AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

      16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders, and so long as no Default or Event of Default has occurred or is continuing, the Required Lenders with the consent of Borrower (which such consent shall not be unreasonably withheld or delayed) shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation

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shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

      16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

      16.11 WITHHOLDING TAXES.

            (a) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 16.11(a). "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

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            (b)   If a Lender claims an exemption from United States withholding tax, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent:

                  (i) if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower; or;

                  (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (c) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (d) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of

Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's documentation provided pursuant to Sections 16.11(b) or 16.11(c) as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections
16.11 (b) or 16.11(c), if applicable.

            (e) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 16.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 16.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

      16.12 COLLATERAL MATTERS.

            (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries owned no interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

            (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

            (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

      16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

      16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

            (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

            (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.7, and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

      16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

      16.19 BANK PRODUCT PROVIDERS. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

      16.20 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") only has represented and only shall represent WFF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Paul Hastings does not represent it in connection with any such matters.

17.   GENERAL PROVISIONS.

      17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

      17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      17.5 COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      17.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      17.7 CONFIDENTIALITY. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.7, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.7 shall survive for 2 years after the payment in full of the Obligations.

      17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      17.9 AMENDMENT AND RESTATEMENT OF EXISTING LOAN AGREEMENT AND EXISTING SECURITY AGREEMENT. This Agreement constitutes an amendment and restatement of the Existing Loan Agreement effective on the Closing Date. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Obligations or any other obligations owing under the Existing Loan Agreement and Existing Security Agreement. On the Closing Date, the terms and conditions thereof described in the Existing Loan Agreement and Existing Security Agreement shall be amended and replaced in their entirety by the terms and conditions described herein, and all obligations of Borrower outstanding as of such date under the Existing Loan Agreement shall be deemed to be Obligations outstanding hereunder, without further action by any Person. Each of the parties hereto hereby acknowledges and agrees that the grant of the security interests in the Collateral pursuant to
Section 4.1 of this Agreement and in any other Loan Document (unless explicitly agreed to by WFF in writing) is not intended to, nor shall it be construed, as constituting a release of any prior security interests granted by Borrower in favor of the Existing Agent in or to any property of Borrower, but is intended to constitute a restatement and reconfirmation of the prior security interests granted by Borrower in favor of Existing Agent in and to the collateral and a grant of a new security interest in any Collateral that is not included in the prior security grants by Borrower and in favor of Agent to the extent such grant was not included in the prior security interest grants. Borrower further agrees that (a) all references in the Existing Loan Agreement (or related loan documents) to "Credit Agreement" shall mean and include this Agreement, (b) all references in the Existing Loan Agreement (or related documents) to "Loan Documents" shall mean and include the Loan Documents (as defined in this Agreement), and (c) all references in the Existing Loan Agreement (or related loan documents) to "Obligations" shall mean and include the Obligations (as defined in this Agreement).

                          [Signature pages to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                            VI ACQUISITION CORP.,
                                            a Delaware corporation

                                            By:    /s/ Debra Koenig
                                                  ------------------------------
                                            Title: Executive Vice President

                                            VICORP RESTAURANTS, INC.,
                                            a Colorado corporation

                                            By:    /s/ Debra Koenig
                                                  ------------------------------
                                            Title: Chief Executive Officer

                           WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

                           By:     /s/ Rhonda Noell
                                 ------------------------------
                           Title: Senior Vice President

                                    GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation, as a Lender

                                    By:      /s/ Ryan Kress
                                           ------------------------------
                                    Title: Vice President

                                       VECTRA BANK COLORADO,
                                       as a  Lender

                                       By:     /s/ Steven Griffith
                                             ------------------------------
                                       Title: Senior Vice President

                             EXHIBITS AND SCHEDULES

Exhibit A-1               Form of Assignment and Acceptance
Exhibit C-1               Form of Compliance Certificate
Exhibit L-1               Form of LIBOR Notice

Schedule A-1(a)           Post-Closing Adjustments to TTM EBITDA
Schedule A-1(b)           Monthly Adjusted EBITDA
Schedule A-2              Agent's Account
Schedule C-1              Commitments
Schedule D-1              Designated Account
Schedule P-1              Permitted Liens
Schedule R-1              Real Property Collateral
Schedule 2.7(a)           Concentration Account Banks
Schedule 2.7(b)           Collection Account Banks
Schedule 3.2(b)           Mortgages in Favor of Agent
Schedule 3.2(c)           Best Efforts Assignments
Schedule 3.2(d)           Post Closing Collection Accounts/Control Agreements
Schedule 5.5              Locations of Inventory and Equipment
Schedule 5.7(a)           States of Organization
Schedule 5.7(b)           Chief Executive Offices
Schedule 5.7(c)           Organizational Identification Numbers
Schedule 5.7(d)           Commercial Tort Claims
Schedule 5.8(b)           Capitalization of Borrower
Schedule 5.8(c)           Capitalization of Parent's Subsidiaries
Schedule 5.10             Litigation
Schedule 5.14             Environmental Matters
Schedule 5.16             Intellectual Property
Schedule 5.18             Deposit Accounts and Securities Accounts
Schedule 5.20             Permitted Indebtedness
Schedule 5.22             Credit Card Processors
Schedule 7.13             Affiliate Transactions

                                 SCHEDULE A-1(a)

                     POST-CLOSING ADJUSTMENTS TO TTM EBITDA

Without duplication and to the extent deducted in the calculation of EBITDA:

      (i) Management Fees paid or accruing in such period (to the extent not added back in a prior period), all as determined in accordance with GAAP;

      (ii) all fees, costs and expenses, including attorneys' fees and fees of other professionals in connection with the Acquisition of Midway by VI Acquisition, the negotiation and closing of the high yield bond offering and subsequent exchange offering (and SEC related costs) and the closingof the transactions contemplated by this Agreement;

      (iii) all cash costs incurred in connection with the extinguishment of the previous debt, including prepayment penalties, costs to terminate derivative contracts, and accelerated write off of deferred financing costs paid on the Closing Date and costs to terminate derivitative contracts paid after the Closing Date;

      (iv) cash severance payments and charges incurred in connection with redemption or repurchase of options or shares of former employees;

      (v) transaction costs incurred and paid in such period (to the extent expensed) for acquisitions permitted hereunder;

      (vi) expenses incurred and paid in such period to the extent the Company or its Subsidiaries has collected monies from the June 13, 2003 closing escrow as reimbursements for such expenses; and

      (vii) non-cash charges relating to (1) asset impairment, including impairment of intangible assets; (2) compensation and other expense in connection with the granting, vesting or exercise of stock options or warrants; (3) rental expenses for such period; (4) disposals of assets and (5) other non-cash charges subject to Agent's approval.

                                 SCHEDULE A-1(b)

                             MONTHLY ADJUSTED EBITDA

                                 [Post- Closing]

                                  SCHEDULE A-2

                                 AGENT'S ACCOUNT

      An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number [...***...] and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                  SCHEDULE C-1

                                   COMMITMENTS

                                  REVOLVER       TERM LOAN
           LENDER                COMMITMENT      COMMITMENT     TOTAL COMMITMENT
----------------------------   --------------    -----------    ----------------
WELLS FARGO FOOTHILL, INC.       $20,000,000     $10,000,000    $     30,000,000
VECTRA BANK COLORADO             $ 5,000,000     $         0    $      5,000,000
GE CAPITAL FRANCHISE FINANCE
CORPORATION                      $ 5,000,000     $ 5,000,000    $     10,000,000
                                 -----------     -----------    ----------------
ALL LENDERS                      $30,000,000     $15,000,000    $     45,000,000
                                 ===========     ===========    ================

                                  SCHEDULE D-1

                               DESIGNATED ACCOUNT

      Account number [...***...] of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

      "Designated Account Bank" means Bank of America, whose office is located at 555 S. Flower Street, 3rd Floor, CA9-706-03-11, Los Angeles, CA 90071, and whose ABA number is 111000012.

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                  SCHEDULE P-1

                                 PERMITTED LIENS

                                      SECURED                         DATE                COLLATERAL
JURISDICTION         DEBTOR            PARTY           FILE NUMBER    FILED               DESCRIPTION
-------------------------------------------------------------------------------------------------------------
California,       VICORP           Allied Bakery    9922661012       8/2/99       Financing statement
State             Restaurant       Equipment                                      covering specific leased
                                   Co., Inc.                                      equipment.

Colorado,         VICORP           Toyota Motor     20002090520      10/16/00     Financing statement
State             Restaurants,     Credit Corp.                                   covering two new Toyotas;
                  Inc.                                                            assigned by First Access on
                  VICOM                                                           face of UCC; also reported
                                                                                  in VICOM search

Colorado,         VICORP           Global           20012024246      3/29/01      Financing statement
State             Restaurants,     Financial                                      covering specific copy
                  Inc.             Services                                       equipment pursuant to
                                                                                  Agreement with TotalCopy
                                                                                  Management Agreement

Illinois, State   VICORP           Toyota Motor     4269728          9/19/00      Two New Toyotas;
                  Restaurants      Credit Corp.                                   assigned by First Access on
                  Inc.                                                            initial filing

Minnesota         VICORP           ECOLAB, Inc      2206518          3/2/00       Jackson ES 4000 and ES
State             Restaurants                                                     53610 Dishmachine

Colorado,         VICORP           Toyota Motor     20002090520      10/16/00     Financing statement
State             Restaurants,     Credit Corp.                                   covering two new Toyotas;
                  Inc.                                                            assigned by First Access on
                  VICOM                                                           face of UCC; also reported
                                                                                  in VICORP Restaurants,
                  ("VICOM"                                                        Inc. search
                  searched)

                                  SCHEDULE R-1

                            REAL PROPERTY COLLATERAL

  PROPERTY    VICORP                                                 MORTGAGE
      #        UNIT            ADDRESS                  TYPE          STATUS                      OTHER
--------------------------------------------------------------------------------------------------------------------
   L4         110138    3715 N. Kaspar Ave.         Village Inn     Recorded and sent    To be assigned by SunTrust
                        Flagstaff, AZ               Ground          to Lender
                                                    Lease

   L5         110394    1111 S. Milton Rd           Village Inn     Recorded and sent    To be assigned by SunTrust
                        Flagstaff, AZ               Lease           to Lender

   L6         110329    5959 W. Thunderbird         Village Inn     Sent for recording   To be assigned by SunTrust
                        Glendale, AZ                Lease

   L7         110388    1155 S. Dobson              Village Inn     Sent for recording   To be assigned by SunTrust
                        Mesa, AZ                    Lease

   L11        110134    2510 W. Northern Ave.       Village Inn     Sent for recording   To be assigned by SunTrust
                        Phoenix, AZ                 Lease

   L13        110346    17017 N. 33rd Ave.          Village Inn     Sent for recording   To be assigned by SunTrust
                        4949 E. Bell Rd.            Lease
                        Phoenix, AZ

   L14        110058    6940 E. Indian School Rd.   Village Inn     Sent for recording   To be assigned by SunTrust
                        Scottsdale, AZ              Lease

   L15        110779    17030 N. Scottsdale Rd.     Village Inn     Sent for recording   To be assigned by SunTrust
                        Scottsdale, AZ              Lease

   L16        110718    10652 N. 89th Place         Village Inn     Sent for recording   To be assigned by SunTrust
                        Scottsdale, AZ              Ground
                                                    Lease

   L19        110732    1080 W. Elliot Rd.          Village Inn     Sent for recording   To be assigned by SunTrust
                        Tempe, AZ                   Lease

   L20        110117    6635 East Grant Rd.         Village Inn     Recorded and sent    To be assigned by SunTrust
                        Tucson, AZ                  Lease           to Lender

   L21        110324    6251 N. Oracle Rd.          Village Inn     Sent for recording   To be assigned by SunTrust
                        Tucson, AZ                  Lease

   L25        520522    2110 S. Harbor Blvd.        Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Anaheim, CA                 Lease           to Lender

   L26        520439    13365 E. Lincoln Way        Bakers Square   Recorded Delivered   To be assigned by SunTrust
                        Auburn, CA                  Lease           to Lender

   L27        520469    3939 Ming Ave.              Bakers Square   Recorded Delivered   To be assigned by SunTrust
                        Bakersfield, CA             Lease           to Lender

 PROPERTY     VICORP                                                 MORTGAGE
    #          UNIT            ADDRESS                  TYPE          STATUS                      OTHER
--------------------------------------------------------------------------------------------------------------------
  L29         520466    3360 Castro Valley Blvd.    Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Castro Valley, CA           Lease           to Lender

  L30         520493    12193 Central               Bakers Square   Sent for recording   To be assigned by SunTrust
                        Chino, CA                   Lease

  L31         520524    710 S. Indian Hill Rd.      Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Claremont, CA               Lease           to Lender

  L32         520446    1680 Willow Pass Rd.        Bakers Square   Sent for recording   To be assigned by SunTrust
                        Concord, CA                 Lease

 OLB16        520742    3585 W. Shaw                Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Fresno, CA                  Lease           to Lender

  L37         520485    23515 El Toro Rd.           Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Lake Forest, CA             Lease           to Lender

  L40         520496    1401 Foothill               Bakers Square   Recorded and sent    To be assigned by SunTrust
                        LaVerne, CA                 Lease           to Lender

  L44         520443    165 Los Gatos - Saratoga    Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Rd. Los Gatos, CA           Lease           to Lender

  L47         520495    1322 W. Beverly Blvd.       Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Montebello, CA              Lease           to Lender

  L50         520503    2420 Vineyard Ave.          Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Oxnard, CA                  Lease           to Lender

  L52         520526    1596 N. Palm Canyon         Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Palm Springs, CA            Lease           to Lender

  L54         520494    473 N. Rosemead Blvd.       Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Pasadena, CA                Lease           to Lender

  L55         520690    6770 Santa Rita Rd.         Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Pleasanton, CA              Lease           to Lender

  L58         520480    949 Veteran's Blvd.         Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Redwood City, CA            Lease           to Lender

  L60         520740    301 Rohnert Park            Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Expressway Rohnert Park,    Lease           to Lender
                        CA

 PROPERTY     VICORP                                                 MORTGAGE
    #          UNIT            ADDRESS                  TYPE          STATUS                      OTHER
--------------------------------------------------------------------------------------------------------------------
   L61        520486    2244 Fair Oaks Blvd.        Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Sacramento, CA              Lease           to Lender

   L67        520722    1735 E. Capitol Expressway  Bakers Square   Recorded Delivered   To be assigned by SunTrust
                        San Jose, CA                Lease           to Lender

   L69        520479    1650 Descanso Ave.          Bakers Square   Recorded and sent    To be assigned by SunTrust
                        San Marcos, CA              Lease           to Lender

   L71        520444    1107 Ocean Street           Bakers Square   Recorded and sent    To be assigned by SunTrust
                        Santa Cruz, CA              Lease           to Lender

   L80        520487    1235 Harbor Blvd.           Bakers Square   Recorded and sent    To be assigned by SunTrust
                        West Sacramento, CA         Lease           to Lender

   L81        110078    15395 E. Colfax Ave.        Village Inn     Recording            To be assigned by SunTrust
                        Aurora, CO                  Lease           information only
                                                                    06/19/03 Doc. #
                                                                    C161584

   L82        110777    18601 E. Hampden            Village Inn     Recording            To be assigned by SunTrust
                        Aurora, CO                  Lease           Information only
                                                                    06/20/03 Doc #
                                                                    B131975

   L83        110035    921 S. Havana Street        Village Inn     Recording            To be assigned by SunTrust
                        Aurora, CO                  Lease           Information only
                                                                    06/20/03 Doc #
                                                                    B3131971

  OLB3        110774    6370 Parker Rd.             Village Inn Fee Recording            To be assigned by SunTrust
                        Aurora, CO                                  Information only
                                                                    06/20/03 Reception
                                                                    No. B3131974

   L86        110785    13800 E. Mississippi        Village Inn     Recording            To be assigned by SunTrust
                        Aurora, CO                  Lease           Information only
                                                                    06/20/03 Doc. No.
                                                                    B3131973

   L87        110125    1190 E. First Ave.          Village Inn     Sent for recording   To be assigned by SunTrust
                        Broomfield, CO              Lease

   L94        110772    1430 Harrison Rd.           Village Inn     Recording            To be assigned by SunTrust
                        Colorado Springs, CO        Lease           Information only
                                                                    06/20/03 Doc No.
                                                                    203138541

 PROPERTY     VICORP                                                 MORTGAGE
     #         UNIT            ADDRESS                  TYPE          STATUS                      OTHER
------------------------------------------------------------------------------------------------------------------------
  OLB1        110066    400 West 48th Ave.          Home Office     Sent for recording   To be assigned by SunTrust
                        Denver, CO                  Fee

   L98        110014    1595 S. Colorado Blvd.      Village Inn     Sent for recording   To be assigned by SunTrust
                        Denver, CO                  Lease

  L101         11038    9050 E. Hampden Ave.        Village Inn     Recording            To be assigned by SunTrust
                        Denver, CO                  Lease           Information only
                                                                    06/19/03 Doc. No.
                                                                    2003123116

  L102        110717    4100 E.                     Village Inn     Recorded Delivered   To be assigned by SunTrust
                        Mexico                      Lease           to Lender
                        Denver, CO

  L104        909044    300 W. 53rd Place           Warehouse       Sent for recording   To be assigned by SunTrust
                        Unit D
                        Denver, CO

  L105        110591    23 W. Centennial Blvd.      Village Inn     Sent for recording   To be assigned by SunTrust
                        Littleton, CO               Lease

  L107        110132    3497 S. Wadsworth Blvd.     Village Inn     Delivered but not    To be granted directly to Agent
                        Lakewood, CO                Lease           recorded

  L109        110788    12622 W. Ken Caryl Ave.     Village Inn     Recorded Delivered   To be assigned by SunTrust
                        Littleton, CO               Lease           to Lender

  L113                  531 Silverthorne Lane       Franchise       Sent for recording   To be assigned by SunTrust
                        Silverthorne, CO            Sublease
                                                    (Leasehold
                                                    Interest)

  L114        110025    8370 Sherman Way            Village Inn     Sent for recording   To be assigned by SunTrust
                        Thornton, CO                Lease

  L116        110238    9000 Yukon St.              Village Inn     Recorded Delivered   To be assigned by SunTrust
                        Broomfield (Westminster),   Lease           to Lender
                        CO

  L118        110170    4775 Kipling Street         Village Inn     Recorded Delivered   To be assigned by SunTrust
                        Wheatridge, CO              Lease           to Lender

  L119        110564    825 W. Brandon              Village Inn     Delivered but not    To be granted directly to Agent
                        Brandon, FL                 Lease           recorded

  L123        110158    10140 San Jose Blvd.        Village Inn     Recorded Delivered   To be assigned by SunTrust
                        Jacksonville, FL            Lease           to Lender

  L126        110382    200 S. Third St.            Village Inn     CTT 171 Delivered    To be granted directly to Agent
                        Neptune Beach, FL           Lease           but not recorded

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  L128      110385   900 Ponce de Leon        Village Inn    Recorded        To be assigned by SunTrust
                     Blvd.                    Lease          Delivered to
                     St. Augustine, FL                       Lender

  OLB2      10560    4945 Gulf Blvd.          Village Inn    Loan Policy     To be assigned by SunTrust
                     St. Petersburg, FL       Lease          Delivered

  L129      110153   9107 Fourth St. N.       Village Inn    Recorded        To be assigned by SunTrust
                     St. Petersburg, FL       Lease          Delivered to
                                                             Lender

  L131      110559   3101 U.S. 27 S.          Village Inn    Sent for        To be assigned by SunTrust
                     Sebring, FL              Lease          recording

  L135      220211   4839 W. 111th St.        Bakers         Recorded        To be assigned by SunTrust
                     Alsip, IL                Square         Delivered to
                                              Lease          Lender

  L136      220803   361 S. Bolingbrook Dr.   Bakers         Recorded        To be assigned by SunTrust
                     Bolingbrook, IL          Square         Delivered to
                                              Lease          Lender

  L137      220724   1315 Armour Rd.          Bakers         Recorded        To be assigned by SunTrust
                     Bradley (Bourbonnais),   Square         Delivered to
                     IL                       Lease          Lender

  L138      220200   4849 W. 79th Street      Bakers         Recorded        To be assigned by SunTrust
                     Burbank, IL              Square         Delivered to
                                              Lease          Lender

 OLB19      790247   1512 N. Neil Street      CLOSED         Recorded        To be assigned by SunTrust
                     Champaign, IL            RESTAURANT     Delivered to
                                              FEE            Lender

  OLB8      220185   3649 North Harlem Ave.   Bakers         Recorded        To be assigned by SunTrust
                     Chicago, IL              Square Fee     Delivered to
                                                             Lender

  L142      220685   5689 NW Highway          Bakers         Recorded        To be assigned by SunTrust
                     Crystal Lake, IL         Square         Delivered to
                                              Ground         Lender
                                              Lease

 OLB10      220203   7131 N. Western Ave.     Bakers         Recorded        To be assigned by SunTrust
                     Chicago, IL              Square Fee     Delivered to
                                                             Lender

  L143      220186   560 Waukegan Rd.         Bakers         Recorded        To be assigned by SunTrust
                     Deerfield, IL            Square         Delivered to
                                              Lease          Lender

 OLB15      220809   131 N. Annie Glidden     Bakers         Recorded        To be assigned by SunTrust
                     Rd.                      Square         Delivered to
                     DeKalb, IL               Lease          Lender

  L144      220216   3000 Oak Grove Rd.       Bakers         Sent for        To be assigned by SunTrust
                     Downers Grove, IL        Square         recording
                                              Lease

  L145      220675   1800 Oakton St.          Bakers         Recorded        To be assigned by SunTrust
                     Elk Grove Village, IL    Square Lease   Delivered to
                                                             Lender

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  L147      220232   2130 Bloomingdale Rd.    Bakers         Sent for        To be assigned by SunTrust
                     Glendale Heights, IL     Square         recording
                                              Lease

  L148      220666   6340 Grand Ave.          Bakers         Recorded        To be assigned by SunTrust
                     Gurnee, IL               Square         Delivered to
                                              Lease          Lender

  L149      220694   7600 N. Barrington Rd.   Bakers         Recorded        To be assigned by SunTrust
                     Hanover Park, IL         Square         Delivered to
                                              Ground         Lender
                                              Lease

  L150      220192   790 W. Higgins Rd.       Bakers Square  Recorded        To be assigned by SunTrust
                     Hoffman Estates, IL      Lease          Delivered to
                                                             Lender

  L151      220215   18849 Dixie Highway      Bakers Square  Recorded        To be assigned by SunTrust
                     Homewood, IL             Lease          Delivered to
                                                             Lender

 OLB11      220212   2211 W. Jefferson St.    Bakers Square  Recorded        To be assigned by SunTrust
                     Joliet, IL               Fee            Delivered to
                                                             Lender

  L152      220206   942 S. LaGrange Rd.      Bakers Square  Recorded        To be assigned by SunTrust
                     LaGrange, IL             Lease          Delivered to
                                                             Lender

  L153      220199   3545 Ridge Rd.           Bakers Square  Recorded        To be assigned by SunTrust
                     Lansing, IL              Lease          Delivered to
                                                             Lender

  L154      220188   1195 S. Milwaukee Ave.   Bakers Square  Recorded        To be assigned by SunTrust
                     Libertyville, IL         Lease          Delivered to
                                                             Lender

  L155      220226   4721 Lincoln Mall Dr.    Bakers Square  Recorded        To be assigned by SunTrust
                     Matteson, IL             Lease          Delivered to
                                                             Lender

  L156      220673   1319 W. North Ave.       Bakers Square  Recorded        To be assigned by SunTrust
                     Melrose Park, IL         Lease          Delivered to
                                                             Lender

  L160      220674   13 W. Rand Rd.           Bakers Square  Recorded        To be assigned by SunTrust
                     Mount Prospect, IL       Lease          Delivered to
                                                             Lender

  L161      220190   850 Ogden Ave.           Bakers Square  Sent for        To be assigned by SunTrust
                     Naperville, IL           Lease          recording

  L162      220693   796 S. Route 59          Bakers Square  Sent for        To be assigned by SunTrust
                     Naperville, IL           Ground Lease   recording

  L163      220180   8584 Dempster St.        Bakers Square  Recorded        To be assigned by SunTrust
                     Niles, IL                Lease          Delivered to
                                                             Lender

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  L164      220730   321 S. Veteran's Pkwy    Bakers Square   Record         To be assigned by SunTrust
                     Normal, IL               Lease           Information
                                                              only 06/25/03
                                                              File No.
                                                              2003-00030641

  L166      220805   15711 S. Harlem Orland   Insert "B"      Recorded       To be assigned by SunTrust
                     Park, IL                 Bakers Square   Delivered to
                                              Ground Lease    Lender

 OLB23      8129724  16426 S. Kedvale         Vacant Land -   Recorded       To be assigned by SunTrust
                     (Kedzie), Oak Forest IL  Fee - Adjacent  Delivered to
                                              to Commissary   Lender

 OLB21      800358   16425 S. Kilbourn        Commissary      Recorded       To be assigned by SunTrust
                     Oak Forest, IL           Vicom           Delivered to
                                              Production      Lender
                                              Division - Fee

  L167      220672   14651 S. LaGrange Rd.    Bakers Square   Recorded       To be assigned by SunTrust
                     Orland Park, IL          Lease           Delivered to
                                                              Lender

  L168      220209   270 E. Northwest         Bakers Square   Recorded       To be assigned by SunTrust
                     Highway                  Lease           Delivered to
                     Palatine, IL                             Lender

  L140      220228   7105 Cherry Vale Blvd.   Bakers Square   Sent for       To be assigned by SunTrust
                     Rockford, IL             Lease           recording

  L170      220205   1755 Algonquin Rd.       Bakers Square   Recorded       To be assigned by SunTrust
                     Rolling Meadows, IL      Lease           Delivered to
                                                              Lender

  L171      220210   1510 E. Main St.         Bakers Square   Sent for       To be assigned by SunTrust
                     St. Charles, IL          Lease           recording

  L172      220729   3434 Freedom Dr.         Bakers Square   Recorded       To be assigned by SunTrust
                     Springfield, IL          Lease           Delivered to
                                                              Lender

  L173      220184   298A W. Roosevelt Rd.    Bakers Square   Sent for       To be assigned by SunTrust
                     Villa Park, IL           Lease           recording

  L174      220181   420 E. Ogden Ave.        Bakers Square   Sent for       To be assigned by SunTrust
                     Westmont, IL             Lease           recording

  L176      220214   110 W. Geneva Rd.        Bakers Square   Sent for       To be assigned by SunTrust
                     Wheaton, IL              Lease           recording

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  L177      220187   7409 S. Kingery          Bakers Square   Recorded       To be assigned by SunTrust
                     Highway                  Lease           Delivered to
                     Willowbrook, IL                          Lender

  L178      220194   200 Skokie Blvd.         Bakers Square   Recorded       To be assigned by SunTrust
                     Wilmette, IL             Lease           Delivered to
                                                              Lender

  L179      220208   8140 Mississippi St.     Bakers Square   Recorded       To be assigned by SunTrust
                     Merrillville, IN         Lease           Delivered to
                                                              Lender

  L180      110828   5250 Franklin Street     Village Inn     Recorded       To be assigned by SunTrust
                     Michigan City, IN        Lease           Delivered to
                                                              Lender

  L182      220700   1675 U.S. Highway 41     Bakers Square   Delivered but  To be granted directly to
                     Schererville, IN         Lease           not recorded   Agent

  L184      110789   1024 E. First St.        Village Inn     Recorded       To be assigned by SunTrust
                     Ankeny, IA               Ground Lease    Delivered to
                                                              Lender

  L185      110097   1210 State St.           Village Inn     Recorded       To be assigned by SunTrust
                     Bettendorf, IA           Lease           Delivered to
                                                              Lender

  L190      110778   2800 Commerce Dr.        Village Inn     Recorded       To be assigned by SunTrust
                     Coralville, IA           Lease           Delivered to
                                                              Lender

  L192      110786   1906 Rue St.             Village Inn     Recorded       To be assigned by SunTrust
                     Council Bluffs, IA       Lease           Delivered to
                                                              Lender

  L194      110775   5239 Elmore Ave.         Village Inn     Sent for       To be assigned by SunTrust
                     Davenport, IA            Lease           recording

  L198      220179   3121 Ingersoll Ave.      Bakers Square   Sent for       To be assigned by SunTrust
                     Des Moines, IA           Lease           recording

  L199      220173   4107 Merle Hay Rd.       Bakers Square   Recorded       To be assigned by SunTrust
                     Des Moines, IA           Lease           Delivered to
                                                              Lender

  L202      110793   8510 Birchwood Ct.       Village Inn     Recorded       To be assigned by SunTrust
                     Johnston, IA             Lease           Delivered to
                                                              Lender

  L205      220229   825 Bowers St.           Bakers Square   Recorded       To be assigned by SunTrust
                     Birmingham, MI           Lease           Delivered to
                                                              Lender

  L206      220225   5946 Sheldon Rd.         Bakers Square   Recorded       To be assigned by SunTrust
                     Canton Township, MI      Lease           Delivered to
                                                              Lender

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  L207      220726   29622 Seven Mile Rd.     Bakers Square   Delivered but  To be granted directly to
                     Livonia, MI              Ground Lease    not recorded   Agent

 OLB13      220720   5575 Greenfield Rd.      Bakers Square   Recorded       To be assigned by SunTrust
                     Dearborn, MI             Lease           Delivered to
                                                              Lender

 OLB14      220721   22373 Eureka Rd.         Bakers Square   Recorded       To be assigned by SunTrust
                     Taylor, MI               Lease           Delivered to
                                                              Lender

  L209      220230   13602 14 Mile Rd.        Bakers Square   Recorded       To be assigned by SunTrust
                     Warren, MI               Lease           Delivered to
                                                              Lender

  L210      220697   36101 Warren Rd.         Bakers Square   Delivered but  To be granted directly to
                     Westland, MI             Ground Lease    not recorded   Agent

  L212      220221   221 Highway 10           Bakers Square   Sent for       To be assigned by SunTrust
                     Blaine, MN               Lease           recording

  L213      220202   611 W. 98th St.          Bakers Square   Sent for       To be assigned by SunTrust
                     Bloomington, MN          Lease           recording

  L214      220652   8000 Brooklyn Blvd.      Bakers Square   Recording      Copy of recorded Mortgage
                     Brooklyn Park, MN        Lease           Information    delivered; to be assigned
                                                              only 06/25/03  by SunTrust
                                                              Doc.
                                                              No. 8299259

  L215      220218   14201 Burngarten Dr.     Bakers Square   Recorded       To be assigned by SunTrust
                     Burnsville, MN           Lease           Delivered to
                                                              Lender

 OLB22      800679   300 Lake Hazeltine Dr.   Vicom           Recorded       To be assigned by SunTrust
                     Chaska, MN               Production      Delivered to
                                              Division -      Lender
                                              Frozen Pie
                                              Production
                                              Facility Fee

  L217      220711   12951 Riverdale          Bakers Square   Sent for       To be assigned by SunTrust
                     Crossing                 Lease           recording
                     Coon Rapids, MN

  L219      220650   928 Prairie Center Dr.   Bakers Square   Sent for       Executed copy of Leasehold
                     Eden Prairie, MN         Lease           recording      Mortgage delivered.
                                                                             Recording in process -
                                                                             Ramsey County; to be
                                                                             assigned by SunTrust

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  OLB4      220174   210 North Blake Rd.      Bakers Square   Recording      To be assigned by SunTrust
                     Hopkins, MN              Fee             Information
                                                              only 06/26/03
                                                              Doc.
                                                              No. 3638823

  L220      220714   1861 Madison Ave.        Bakers Square   Sent for       To be assigned by SunTrust
                     Mankato, MN              Lease           recording

  L221      220702   13950 Grove Dr.          Bakers Square   Recorded       To be assigned by SunTrust
                     Maple Grove, MN          Lease           Delivered to
                                                              Lender

  L223      220688   2425 University Ave.     Bakers Square   Delivered but  To be granted directly to
                     S.E.                     Ground Lease    not recorded   Agent
                     Minneapolis, MN

  L224      220182   12608 Wayzata Blvd.      Bakers Square   Sent for       To be assigned by SunTrust
                     Minnetonka, MN           Lease           recording

  L227      220703   819 Apache Ln. S.W.      Bakers Square   Sent for       To be assigned by SunTrust
                     Rochester, MN            Lease           recording

  L228      220689   3539 - 22nd Ave. N.W.    Bakers Square   Sent for       To be assigned by SunTrust
                     Rochester, MN            Lease           recording

  L229      220197   1881 W. Highway 36       Bakers Square   Recorded       To be assigned by SunTrust
                     Roseville, MN            Lease           Delivered to
                                                              Lender

  OLB5      220175   3701 Stinson Blvd.       Bakers Square   Recorded       To be assigned by SunTrust
                     St.  Anthony Village,    Lease           Information
                     MN 22075                                 only 08/08/03
                                                              Doc.
                                                              No. 3656836

  OLB6      220177   2239 Ford Parkway        Bakers Square   Recorded       To be assigned by SunTrust
                     St. Paul, MN 55116       Fee D154        Delivered to
                                                              Lender

 OLB12      220213   1751 Suburban Ave.       Bakers Square   Recorded       To be assigned by SunTrust
                     St. Paul, MN             Lease           Delivered to
                                                              Lender

  OLB7      220183   1949 S. Robert St.       Bakers Square   Recorded       To be assigned by SunTrust
                     St. Paul, MN             Lease           Delivered to
                                                              Lender

  L231      220701   14130 N. 60th St.        Bakers Square   Sent for       To be assigned by SunTrust
                     Stillwater, MN           Lease           recording

  L233      110013   309 N. Fort Crook Rd.    Village Inn     Sent for       To be assigned by SunTrust
                     Bellevue, NE             Lease           recording

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  L235      110045   6555 O Street            Village Inn     Sent for       To be assigned by SunTrust
                     Lincoln, NE              Lease           recording

  L236      110416   5001 Van Dorn            Village Inn     Sent for       To be assigned by SunTrust
                     Lincoln, NE              Lease           recording

  L238      110780   7101 S. 27th St.         Village Inn     Sent for       To be assigned by SunTrust
                     Lincoln, NE              Lease           recording

  L241      110008   4416 Dodge St.           Village Inn     Sent for       To be assigned by SunTrust
                     Omaha, NE                Lease           recording

  L242      110787   7837 Dodge St.           Village Inn     Sent for       To be assigned by SunTrust
                     Omaha, NE                Lease           recording

  L243      110131   5425 L St.               Village Inn     Sent for       To be assigned by SunTrust
                     Omaha, NE                Lease           recording

  L244      110046   10770 M St.              Village Inn     Sent for       To be assigned by SunTrust
                     Omaha, NE                Lease           recording

  L248      110801   3839 N. 138th St.        Village Inn     Sent for       To be assigned by SunTrust
                     Omaha, NE                Ground Lease    recording

  L249      110719   3304 S. 143rd Plaza      Village Inn     Delivered but  To be granted directly to
                     Omaha, NE                Ground Lease    not recorded   Agent

  L252      110004   5505 Central Ave., NE    Village Inn     Sent for       To be assigned by SunTrust
                     Albuquerque, NM          Lease           recording

  L253      110743   1514 Coors Blvd., NW     Village Inn     Recorded       To be assigned by SunTrust
                     Albuquerque, NM          Lease           Delivered to
                                                              Lender

  L254      110635   840 Juan Tabo, SE        Village Inn     Recorded       To be assigned by SunTrust
                     Albuquerque, NM          Lease           Delivered to
                                                              Lender

  L255      110068   2017 Menaul Blvd., NE    Village Inn     Recorded       To be assigned by SunTrust
                     Albuquerque, NM          Lease           Delivered to
                                                              Lender

  L256      110106   6300 San Mateo Blvd.,    Village Inn     Sent for       To be assigned by SunTrust
                     NE                       Lease           recording
                     Albuquerque, NM

  L257      110080   2282 Wyoming Blvd., NE   Village Inn     Sent for       To be assigned by SunTrust
                     Albuquerque, NM          Lease           recording

  L258      110164   2340 Yale Blvd., SE      Village Inn     Sent for       To be assigned by SunTrust
                     Albuquerque, NM          Lease           recording

 OLB18      700759   1741 Rio Rancho Rd.      Franchise       Sent for       To be assigned by SunTrust
                     Rio Rancho, NM           Sublease        recording
                                              (Leasehold
                                              Interest)

  L261      220220   1280 Independence Ave.   Bakers Square   Delivered but  To be granted directly to
                     Akron, OH                Lease           not recorded   Agent

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
  L262      220231   60 Severance Cir. Dr.    Bakers Square   Recorded       To be assigned by SunTrust
                     Cleveland Heights, OH    Lease           Delivered to
                                                              Lender

  L263      220820   1201 N. Court St.        Bakers Square   Recorded       To be assigned by SunTrust
                     Medina, OH               Lease           Delivered to
                                                              Lender

 L 264      220217   7800 Plaza Blvd.         Bakers Square   Recorded       To be assigned by SunTrust
                     Mentor, OH               Lease           Delivered to
                                                              Lender

 L 265      220227   24025 Lorain Rd.         Bakers Square   Recorded       To be assigned by SunTrust
                     North Olmsted, OH        Lease           Delivered to
                                                              Lender

 L 266      220219   4680 Northfield Rd.      Bakers Square   Recorded       To be assigned by SunTrust
                     North Randall, OH        Lease           Delivered to
                                                              Lender

 L 267      220223   7011 - 130th St.         Bakers Square   Recorded       To be assigned by SunTrust
                     Parma Heights, OH        Lease           Delivered to
                                                              Lender

 L 268      220222   28601 28801              Bakers Square   Recorded       To be assigned by SunTrust
                     Chardon Rd.              Lease           Delivered to
                     Willoughby Hills, OH                     Lender

  L272      790139   2301 N. Ben Jordan       SUBLEASE        Recorded       To be assigned by SunTrust
                     Victoria, TX             TERMINATED      Delivered to
                                              08/28/03        Lender

  L274      110081   450 E. 1100 N.           Village Inn     Recorded       To be assigned by SunTrust
                     North Salt Lake City,    Lease           Delivered to
                     UT                                       Lender

  L275      110750   322 - 12th St.           Village Inn     Sent for       To be assigned by SunTrust
                     Ogden, UT                Lease           recording

  L276      110119   212 E. 1300 S.           Village Inn     Recorded       To be assigned by SunTrust
                     Orem, UT                 Lease           Delivered to
                                                              Lender

  L278      110784   1780 W. 5600 S.          Village Inn     Recorded       To be assigned by SunTrust
                     Roy, UT                  Lease           Delivered to
                                                              Lender

  L279      110002   2929 S. State St.        Village Inn     Recorded       To be assigned by SunTrust
                     Salt Lake City, UT       Lease           Delivered to
                                                              Lender

  L280      110076   910 E. Fourth S.         Village Inn     Sent for       To be assigned by SunTrust
                     Salt Lake City, UT       Lease           recording

  L282      110085   4681 S. Redwood Rd.      Village Inn     To be          Legal Description/PIN
                     Taylorsville, UT         Lease           delivered      number discrepancy; to be
                                                                             granted directly to Agent

PROPERTY    VICORP                                              MORTGAGE
   #         UNIT           ADDRESS                TYPE          STATUS                OTHER
-------------------------------------------------------------------------------------------------------
 OLB17      700234   313 Independence Rd.     Franchise       Sent for       To be assigned by SunTrust
                     Virginia Beach, VA       Sublease        recording

  L286      220731   1190 N. Casaloma Dr.     Bakers Square   Recorded       To be assigned by SunTrust
                     Appleton, WI             Ground Lease    Delivered to
                                                              Lender

  L288      220245   15300 E. Bluemound       Bakers Square   Recorded       To be assigned by SunTrust
                     Elm Grove, WI            Lease           Delivered to
                                                              Lender

  L289      220198   4900 S. 76th St.         Bakers Square   Recorded       To be assigned by SunTrust
                     Greenfield, WI           Lease           Delivered to
                                                              Lender

  OLB9      220201   7320 W. Goodhope Rd.     Bakers Square   Recorded       To be assigned by SunTrust
                     Milwaukee, WI            Fee Lease       Delivered to
                                                              Lender

  L290      220727   1227 Crossing            Bakers Square   Delivered but  To be granted directly to
                     Meadow Dr.               Lease           not recorded   Agent
                     Onalaska, WI

 L 291      220195   1305 E. Capital Dr.      Bakers Square   Recorded       To be assigned by SunTrust
                     Shorewood, WI            Lease           Delivered to
                                                              Lender

 L 292      220196   10200 W. National Ave.   Bakers Square   Recorded       To be assigned by SunTrust
                     West Allis, WI           Lease           Delivered to
                                                              Lender

                                 SCHEDULE 2.7(a)

                           CONCENTRATION ACCOUNT BANKS

                       ACCOUNT
     BANK              NUMBER              ADDRESS
---------------------------------------------------------------------
Bank of America      [...***...]      555 S. Flower Street, 3rd Floor
                                      CA9-706-03-11
                                      Los Angeles, CA 90071

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                 SCHEDULE 2.7(b)

                            COLLECTION ACCOUNT BANKS

                                                  ACCOUNT
               BANK                                NUMBER                  ADDRESS
--------------------------------------------------------------------------------------------------
Wells Fargo - Corporate Depository               [...***...]      1740 Broadway
                                                                  Denver, CO  80274
Fifth Third Bank - Corporate Depository          [...***...]      38 Fountain Square Plaza
                                                                  MD 109046
                                                                  Cincinnati, OH  45202
Bank of America - CA                             [...***...]      555 S. Flower Street, 3rd Floor
                                                                  CA9-706-03-11
                                                                  Los Angeles, CA  90071
LaSalle Bank                                     [...***...]      135 S. LaSalle St., Suite 515
                                                                  Chicago, IL 60603
National City Bank - MI/IL                       [...***...]      155 E. Broad Street
                                                                  Columbus, OH  43251-0077
National City Bank - Ohio                        [...***...]      155 E. Broad Street
                                                                  Columbus, OH  43251-0077
US Bank                                          [...***...]      918 17th Street, 4th Floor
                                                                  DN-CO-BB4A
                                                                  Denver, CO  55402
Wells Fargo                                      [...***...]      1740 Broadway
                                                                  Denver, CO  80274
First State Bank (VILLAGE INN PANCAKE            [...***...]      P.O. Box 3686
HOUSE OF ALBUQUERQUE, INC.)                                       Albuquerque, NM  87190-3686
Bank of America - FL                             [...***...]      555 S. Flower Street, 3rd Floor
                                                                  CA9-706-03-11
                                                                  Los Angeles, CA  90071
Great Lakes Bank                                 [...***...]      18106 Dixie Hwy
                                                                  Homewood, IL  60430
Canon National Bank                              [...***...]      2101 Fremont Drive
                                                                  P.O. Box 829
                                                                  Canon City, CO  81215
Clinton National Bank                            [...***...]      235 6th Ave. South
                                                                  Clinton, IA  52733

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                               ACCOUNT
            BANK                               NUMBER                  ADDRESS
----------------------------------------------------------------------------------------------
Commerce Bank                                [...***...]      15305 E. Colfax Ave.
                                                              Aurora, CO  80011
First Bank and Trust of Illinois             [...***...]      300 E. Northwest Hwy
                                                              Palatine, IL  60067
First National Bank of Illinois              [...***...]      2108 W. Jefferson
                                                              Joliet, IL  60435
First National Bank of Strasburg             [...***...]      120 S. Wilcox Street
                                                              Castle Rock, CO  80104
Harris Bank                                  [...***...]      4 Blanchard Circle
                                                              Wheaton, IL 60187
KeyBank                                      [...***...]      1675 Broadway, 5th Floor
                                                              Denver, CO  80202
Mid State Bank                               [...***...]      91 W. Highway 246 & Central Ave
                                                              Buelton, CA  93427
National City Bank - IN                      [...***...]      155 E. Broad Street
                                                              Columbus, OH  43251-0077
Nebraska State Bank                          [...***...]      3211 N. 90th Street
                                                              Omaha, NE  68134
Peoples National Bank                        [...***...]      1899 Woodmore Dr.
                                                              Monument, CO  80132

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                 SCHEDULE 3.2(b)

                           MORTGAGES IN FAVOR OF AGENT

PROPERTY     VICORP
   #          UNIT                  ADDRESS                             TYPE
-------------------------------------------------------------------------------------------
 L107        110132         3497 S. Wadsworth Blvd.           Village Inn Lease
                            Lakewood, CO
 L119        110564         825 W. Brandon                    Village Inn Lease
                            Brandon, FL
 L126        110382         200 S. Third St.                  Village Inn Lease
                            Neptune Beach, FL
 L182        220700         1675 U.S. Highway 41              Bakers Square Lease
                            Schererville, IN
 L207        220726         29622 Seven Mile Rd.              Bakers Square Ground Lease
                            Livonia, MI
 L210        220697         36101 Warren Rd.                  Bakers Square Ground Lease
                            Westland, MI
 L223        220688         2425 University Ave. S.E.         Bakers Square Ground Lease
                            Minneapolis, MN
 L249        110719         3304 S. 143rd Plaza               Village Inn Ground Lease
                            Omaha, NE
 L261        220220         1280 Independence Ave.            Bakers Square Lease
                            Akron, OH
 L282        110085         4681 S. Redwood Rd.               Village Inn Lease
                            Taylorsville, UT
 L290        220727         1227 Crossing Meadow Dr.          Bakers Square Lease
                            Onalaska, WI

                                 SCHEDULE 3.2(c)

                            BEST EFFORTS ASSIGNMENTS

PROPERTY       VICORP
   #            UNIT             ADDRESS                         TYPE
----------------------------------------------------------------------------------
  L6           110329      5959 W. Thunderbird            Village Inn Lease
                           Glendale, AZ
  L7           110388      1155 S. Dobson                 Village Inn Lease
                           Mesa, AZ
  L11          110134      2510 W. Northern Ave.          Village Inn Lease
                           Phoenix, AZ
  L13          110346      17017 N. 33rd Ave.             Village Inn Lease
                           4949 E. Bell Rd.
                           Phoenix, AZ
  L14          110058      6940 E. Indian School Rd.      Village Inn Lease
                           Scottsdale, AZ
  L15          110779      17030 N. Scottsdale Rd.        Village Inn Lease
                           Scottsdale, AZ
  L16          110718      10652 N. 89th Place            Village Inn Ground Lease
                           Scottsdale, AZ
  L19          110732      1080 W. Elliot Rd.             Village Inn Lease
                           Tempe, AZ
  L21          110324      6251 N. Oracle Rd.             Village Inn Lease
                           Tucson, AZ
  L30          520493      12193 Central                  Bakers Square Lease
                           Chino, CA
  L32          520446      1680 Willow Pass Rd.           Bakers Square Lease
                           Concord, CA
  L50          520503      2420 Vineyard Ave.             Bakers Square Lease
                           Oxnard, CA
  L87          110125      1190 E. First Ave.             Village Inn Lease
                           Broomfield, CO
  L104         909044      300 W. 53rd Place              Warehouse
                           Unit D
                           Denver, CO

PROPERTY       VICORP
   #            UNIT              ADDRESS                        TYPE
----------------------------------------------------------------------------------
 L105          110591      23 W. Centennial Blvd.         Village Inn Lease
                           Littleton, CO
 L114          110025      8370 Sherman Way               Village Inn Lease
                           Thornton, CO
 L131          110559      3101 U.S. 27 S.                Village Inn Lease
                           Sebring, FL
 L219          220650      928 Prairie Center Dr.         Bakers Square Lease
                           Eden Prairie, MN
 L233          110013      309 N. Fort Crook Rd.          Village Inn Lease
                           Bellevue, NE
 L235          110045      6555 O Street                  Village Inn Lease
                           Lincoln, NE
 L236          110416      5001 Van Dorn                  Village Inn Lease
                           Lincoln, NE
 L238          110780      7101 S. 27th St.               Village Inn Lease
                           Lincoln, NE
 L241          110008      4416 Dodge St.                 Village Inn Lease
                           Omaha, NE
 L242          110787      7837 Dodge St.                 Village Inn Lease
                           Omaha, NE
 L243          110131      5425 L St.                     Village Inn Lease
                           Omaha, NE
 L244          110046      10770 M St.                    Village Inn Lease
                           Omaha, NE
 L248          110801      3839 N. 138th St.              Village Inn Ground Lease
                           Omaha, NE
 L252          110004      5505 Central Ave., NE          Village Inn Lease
                           Albuquerque, NM
 L256          110106      6300 San Mateo Blvd., NE       Village Inn Lease
                           Albuquerque, NM
 L257          110080      2282 Wyoming Blvd., NE         Village Inn Lease
                           Albuquerque, NM

PROPERTY       VICORP
   #            UNIT             ADDRESS                            TYPE
-------------------------------------------------------------------------------------------------
  L258         110164      2340 Yale Blvd., SE            Village Inn Lease
                           Albuquerque, NM
 OLB18         700759      1741 Rio Rancho Rd.            Franchise Sublease (Leasehold Interest)
                           Rio Rancho, NM
 OLB17         700234      313 Independence Rd.           Franchise Sublease
                           Virginia Beach, VA

                                 SCHEDULE 3.2(d)

               POST-CLOSING COLLECTION ACCOUNTS/CONTROL AGREEMENTS

                                               ACCOUNT
          BANK                                  NUMBER                  ADDRESS
-----------------------------------------------------------------------------------------
Great Lakes Bank                             [...***...]         18106 Dixie Hwy
                                                                 Homewood, IL  60430
Canon National Bank                          [...***...]         2101 Fremont Drive
                                                                 P.O. Box 829
                                                                 Canon City, CO  81215
Clinton National Bank                        [...***...]         235 6th Ave. South
                                                                 Clinton, IA  52733
First Bank and Trust of Illinois             [...***...]         300 E. Northwest Hwy
                                                                 Palatine, IL  60067
First National Bank of Illinois              [...***...]         2108 W. Jefferson
                                                                 Joliet, IL  60435
First National Bank of Strasburg             [...***...]         120 S. Wilcox Street
                                                                 Castle Rock, CO  80104
Harris Bank                                  [...***...]         4 Blanchard Circle
                                                                 Wheaton, IL 60187
Mid State Bank                               [...***...]         91 W. Highway 246 &
                                                                 Central AVE
                                                                 Buelton, CA  93427
Nebraska State Bank                          [...***...]         3211 N. 90th Street
                                                                 Omaha, NE  68134
Peoples National Bank                        [...***...]         1899 Woodmore Dr.
                                                                 Monument, CO  80132

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                  SCHEDULE 5.5

                       LOCATION OF INVENTORY AND EQUIPMENT

VICORP RESTAURANTS, INC.:

ON SITE INVENTORY (BAKERS SQUARE LOCATIONS)

Unit #               Address
------               -------
520508       810 E. Valley Blvd.
             Alhambra, CA  91801

520522       2110 S. Harbor Blvd.
             Anaheim, CA  92802

520439       13365 E. Lincoln Way
             Auburn, CA  95603

520469       3939 Ming Av.
             Bakersfield, CA  93309

520447       321 McMurray Rd.
             Buellton, CA  93427

520466       3360 Castro Valley Blvd.
             Castro Valley, CA  94546

520493       12193 Central Av.
             Chino, CA  91710

520524       710 S. Indian Hill Blvd.
             Claremont, CA  91711

520446       1680 Willow Pass Rd.
             Concord, CA  94520

520456       255 Second St.
             Davis, CA  95616

520431       7954 Imperial Highway
             Downey, CA  90242

520742       3585 W. Shaw
             Fresno, CA  93721

520506       17921 Chatsworth St.
             Granada Hills, CA  91344

520485       23515 El Toro Rd.
             Lake Forest, CA  92630

520491       5520 South St.
             Lakewood, CA  90713

520474       5270 Baltimore Dr.
             LaMesa, CA  92041

520496       1401 Foothill Blvd.
             LaVerne, CA  91750

520829       1116 E. Stanley Blvd.
             Livermore, CA 94550-4156

520477       936 N. "H" St.
             Lompoc, CA  93436

520443       165 Los Gatos-Saratoga Av.
             Los Gatos, CA  95030

520481       174 W. Calaveras Blvd.
             Milpitas, CA  95035

520723       2200 Plaza Parkway, #D
             Modesto, CA  95350

520495       1322 W. Beverly Blvd.
             Montebello, CA 90640

Unit #               Address
------               -------
520463       303 Soscol Av.
             Napa, CA  94558

520464       5475 Thornton Av.
             Newark, CA  94560

520503       2420 Vineyard Av.
             Oxnard, CA  93030

520429       73-075 Highway 111
             Palm Desert, CA 92260

520526       1596 N. Palm Canyon Dr.
             Palm Springs, CA  92262

520455       350 W. Palmdale Blvd.
             Palmdale, CA  93550

520494       473 N. Rosemead Blvd.
             Pasadena, CA  91107

520690       6770 Santa Rita Rd.
             Pleasanton, CA  94566

520475       747 W. Channel Islands Blvd.
             Port Hueneme, CA  93041

520488       2817 Zinfandel Dr.
             Rancho Cordova, CA  95670

520480       949 Veteran's Blvd.
             Redwood City, CA  94063

520454       3650 Tyler St.
             Riverside, CA  92503

520740       301 Rohnert Park Expressway
             Rohnert Park, CA  94928

520486       2244 Fair Oaks Blvd.
             Sacramento, CA  95825

520484       1190 S. Main St.
             Salinas, CA  93901

520450       2010 Rollingwood Dr.
             San Bruno, CA  94066

520519       610 Camino De Los Mares
             San Clemente, CA  92672

520168       3711-3713 Sports Arena Blvd.
             San Diego, CA  92110

520470       5055 Almaden Expressway
             San Jose, CA  95118

520722       1735 Capitol Expressway
             San Jose, CA  95121

520438       15501 Hesperian Blvd.
             San Leandro, CA  94579

520479       1650 Descanso Av.
             San Marcos, CA 92069

520441       2910 El Camino Real
             Santa Clara, CA  95051

520444       1107 Ocean St.
             Santa Cruz, CA  95060

520410       1841 S. Broadway
             Santa Maria, CA  93454

520442       1350 Farmers Lane
             Santa Rosa, CA  95405

520512       819 W. Carson
             Torrance, CA  90502

520472       951 Merchant St.
             Vacaville, CA  95688

520831       3301 S. Mooney Blvd.
             Visalia, CA 93277
             (under development)

520487       1235 Harbor Blvd.
             West Sacramento, CA  95691

Unit #               Address
------               -------
220211       4839 W. 111th St.
             Alsip, IL  60803

220803       361 S. Bolingbrook Dr.
             Bolingbrook, IL 60440

220724       1315 Armour Rd.
             Bourbonnais, IL  60914

220200       4849 W. 79th St.
             Burbank, IL  60459

220826       1902 Center Dr.
             Champaign, IL  61820-7821

220185       3649 N. Harlem Av.
             Chicago, IL  60634

220658       5220 N. Harlem Av.
             Chicago, IL  60656

220203       7131 N. Western Av.
             Chicago, IL  60645

220685       5689 Northwest Hwy.
             Crystal Lake, IL  60014

220186       560 Waukegan Rd.
             Deerfield, IL  60015

220809       131 N. Annie Glidden Rd.
             DeKalb, IL  60115

220216       3000 Oak Grove Rd.
             Downers Grove, IL  60515

220675       1800 Oakton St.
             Elk Grove Village, IL  60007

220232       2130 Bloomingdale Rd.
             Glendale Heights, IL  60139

220666       6340 Grand Av.
             Gurnee, IL  60031

220694       7600 N. Barrington Rd.
             Hanover Park, IL  60103

220192       790 W. Higgins Rd.
             Hoffman Estates, IL  60195

220215       18849 Dixie Hwy.
             Homewood, IL  60430

220212       2211 W. Jefferson St.
             Joliet, IL  60435

220206       942 S. LaGrange Rd.
             LaGrange, IL  60525

220199       3545 Ridge Rd.
             Lansing, IL  60438

220188       1195 S. Milwaukee Av.
             Libertyville, IL  60048

220226       4721 Lincoln Mall Dr.
             Matteson, IL  60443

220673       1319 W. North Av.
             Melrose Park, IL  60160

220674       13 W. Rand Rd.
             Mt. Prospect, IL  60056

220190       850 E. Ogden Av.
             Naperville, IL  60540

220693       796 S. Route 59
             Naperville, IL  60540

220180       8584 Dempster St.
             Niles, IL  60714

220730       321 S. Veterans Pkwy.
             Normal, IL  61761

220805       15711 Harlem Av.
             Orland Park, IL  60462

Unit #               Address
------               -------
220672       14651 S. LaGrange Rd.
             Orland Park, IL  60462

220209       270 E. Northwest Hwy.
             Palatine, IL  60067

220204       6431 - 127th St.
             Palos Heights, IL  60463

220830       24020 West 119th St.
             Plainfield, IL  60544

220228       7105 Cherryvale N. Blvd.
             Rockford, IL  61016

220205       1755 Algonquin Rd.
             Rolling Meadows, IL  60008

220210       1510 E. Main St.
             St. Charles, IL  60174

220729       3434 Freedom Dr.
             Springfield, IL  62704

220184       298-A W. Roosevelt Rd.
             Villa Park, IL  60181

220181       420 E. Ogden Av.
             Westmont, IL  60559

220214       110 W. Geneva Rd.
             Wheaton, IL  60187

220187       7409 S. Kingery Hwy.
             Willowbrook, IL  60521

220194       200 Skokie Blvd.
             Wilmette, IL  60091

220208       8140 Mississippi St.
             Merrillville, IN  46410

220744       5758 N. Grape Rd.
             Mishawaka, IN  46545

220700       1675 US Hwy 41
             Schererville, IN  46375

220725       1310 NW 114th St.
             Clive, IA  50325

220179       3121 Ingersoll Av.
             Des Moines, IA  50312

220173       4107 Merle Hay Rd.
             Des Moines, IA 50310

220229       825 Bowers St.
             Birmingham, MI  48011

220225       5946 N. Sheldon Rd.
             Canton, MI  48187

220720       5575 Greenfield Rd.
             Dearborn, MI  48126

220726       29622 7-Mile Rd.
             Livonia, MI  48152

220721       22373 Eureka Rd.
             Taylor, MI  48180

220230       13602 14-Mile Rd.
             Warren, MI  48093

220697       36101 Warren Rd.
             Westland, MI 48185

220696       15200 Cedar Av.
             Apple Valley, MN 55124

220221       221 Highway 10
             Blaine, MN 55434

220202       611 W. 98th St.
             Bloomington, MN 55420

220652       8000 Brooklyn Blvd.
             Brooklyn Park, MN  55445

Unit #               Address
------               -------
220218       14201 Burngarten Dr.
             Burnsville, MN  55337

220711       12951 Riverdale Crossing
             Coon Rapids, MN  55448

220669       1960 Rahncliff Ct.
             Eagan, MN  55122

220650       928 Prairie Center Dr.
             Eden Prairie, MN  55344

220174       210 North Blake Rd.
             Hopkins, MN  55343

220714       1861 Madison Av.
             Mankato, MN  56001

220702       13950 Grove Dr.
             Maple Grove, MN  55311

220670       3088 White Bear Av.
             Maplewood, MN  55109

220688       2425 University Av. SE
             Minneapolis, MN  55414

220182       12608 Wayzata Blvd.
             Minnetonka, MN  55343

220704       4100 Vinewood Lane
             Plymouth, MN  55442

220176       3000 W. 66th St.
             Richfield, MN 55423

220703       819 Apache Lane W
             Rochester, MN  55902

220689       3539 - 22nd Av. NW
             Rochester, MN 55902

220197       1881 W. Highway 36
             Roseville, MN 55113

220175       3701 Stinson Blvd.
             St. Anthony Village, MN  55421

220705       2860 Division St.
             St. Cloud, MN  56302

220177       2339 Ford Pkwy.
             St. Paul, MN  55116

220213       1751 Suburban Av.
             St. Paul, MN  55106

220701       14130 N. 60th St.
             Stillwater, MN  55082

220183       1949 S. Robert St.
             West St. Paul, MN  55118

220220       1280 Independence Av.
             Akron, OH  44310

220231       60 Severence Circle Dr.
             Cleveland Heights, OH  44118

220820       1201 N. Court St.
             Medina, OH  44256

220217       7800 Plaza Blvd.
             Mentor, OH  44060

220227       24025 Lorain Rd.
             North Olmsted, OH  44070

220219       4680 Northfield Rd.
             North Randall, OH  44128

220223       7011 - 130th St.
             Parma Heights, OH  44130

220222       28601 Chardon Rd.
             Willoughby Hills, OH  44092

220731       1190 N. Casaloma Dr.
             Appleton, WI  54915

Unit #               Address
------               -------
220728       4750 Golf Rd.
             Eau Claire, WI  54701

220245       15300 Bluemound Rd.
             Elm Grove, WI  53122

220198       4900 S. 76th St.
             Greenfield, WI  53220

220201       7320 W. Goodhope Rd.
             Milwaukee, WI  53223

220727       1227 Crossing Meadow Dr.
             Onalaska, WI  54650

220195       1305 E. Capitol Dr.
             Shorewood, WI  53211

220196       10200 W. National Av.
             West Allis, WI  53227

ON SITE INVENTORY (VILLAGE INN LOCATIONS)

Unit #               Address
------               -------

110390       575 W. Apache Trail
             Apache Junction, AZ  85220

110832       7250 W. Chandler Blvd.
             Chandler, AZ  85226

110138       3715 N. Kaspar Av.
             Flagstaff, AZ  86004

110394       1111 S. Milton Rd.
             Flagstaff, AZ  86001

110329       5959 W. Thunderbird
             Glendale, AZ  85306

110388       1155 S. Dobson
             Mesa, AZ  85202

110100       1663 E. Main St.
             Mesa, AZ 85201

110391       6813 E. Main St.
             Mesa, AZ 85207

110834       2034 E. Southern
             Mesa, AZ  85204

110833       310 E. Bell Rd.
             Phoenix, AZ  85022

110800       4040 E. Bell Rd.
             Phoenix, AZ  85032

110134       2510 W. Northern Av.
             Phoenix, AZ  85021

110346       17017 N. 33rd Av.
             Phoenix, AZ  85023

110058       6940 E. Indian School Rd.
             Scottsdale, AZ  85251

110779       17030 N. Scottsdale
             Scottsdale, AZ  85260

110718       10652 N. 89th Pl.
             Scottsdale, AZ 85260

110387       950 E. Baseline
             Tempe, AZ  85283

110732       1080 W. Elliot Rd.
             Tempe, AZ  85284

Unit #               Address
------               -------
110117       6635 E. Grant Rd.
             Tucson, AZ  85715

110324       6251 N. Oracle
             Tucson, AZ  85704

110040       4245 E. Speedway Blvd.
             Tucson, AZ  85712

110078       15395 E. Colfax
             Aurora, CO  80011

110777       18601 E. Hampden
             Aurora, CO  80013

110035       921 S. Havana
             Aurora, CO  80012

110147       15200-A E. Iliff Ave,
             Aurora, CO  80014

110785       13800 E. Mississippi
             Aurora, CO  80012

110774       6370 S. Parker Rd.
             Aurora, CO 80016

110804       1190 E. First Av.
             Broomfield, CO 80020

110238       9000 Yukon
             Westminster, CO  80020

110334       1837 Fremont Dr.
             Canon City, CO  81212

110135       207 W. Wolfensberger Rd.
             Castle Rock, CO  80104

110165       5290 E. Arapahoe Rd.
             Centennial, CO  80122

110120       4275 N. Academy Blvd.
             Colorado Springs, CO  80917

110649       8050 N. Academy Blvd.
             Colorado Springs, CO  80920

110050       535 Garden of the Gods
             Colorado Springs, CO  80907

110772       1430 Harrison Rd.
             Colorado Springs, CO  80906-4002

110123       3902 E. Palmer Park
             Colorado Springs, CO 80909

110014       1595 S. Colorado Blvd.
             Denver, CO  80222

110122       222 Columbine
             Denver, CO  80206

110032       4850 Federal
             Denver, CO  80221

110038       9050 E. Hampden
             Denver, CO  80231

110717       4100 E. Mexico
             Denver, CO  80222

110087       4490 Peoria
             Denver, CO  80239

110066       400 W. 48th Av.
             Denver, CO  80216

110047       7381 W. Alameda
             Lakewood, CO  80226

110132       3497 S. Wadsworth
             Lakewood, CO  80227

110591       23 W. Centennial Blvd.
             Littleton, CO  80126

110788       12622 W. Ken Caryl Av.
             Littleton, CO  80127

Unit #               Address
------               -------
110051       P.O. Box 828
             315 N. Hwy 105
             Monument, CO  80132

110159       19502 E. Parker Square Dr.
             Parker, CO  80134

110025       8370 Sherman Way
             Thornton, CO  80221

110578       395 W. 120th Av.
             Westminster, CO 80234

110170       4775 Kipling
             Wheat Ridge, CO  80033

110564       825 W. Brandon
             Brandon, FL  33511

110143       7716 Atlantic Blvd.
             Jacksonville, FL  32211

110158       10140 San Jose Blvd.
             Jacksonville, FL 32217

110546       13100 Walsingham Rd.
             Largo, FL  34644

110382       200 Third St.
             Neptune Beach, FL  32266

110385       900 Ponce deLeon Blvd.
             St. Augustine, FL  32084

110560       4945 Gulf Blvd.
             St. Petersburg, FL  33706

110153       9107 Fourth St. North
             St. Petersburg, FL  33702

110112       4000 S. Tamiami Trail
             Sarasota, FL  34231

110559       3101 U.S. 27 South
             Sebring, FL  33870

110549       8602 N. Dale Mabry
             Tampa, FL  33614

110163       2001 1st St. A
             Moline, IL 61265

110094       2122 - 53rd St.
             Moline, IL  61265

110828       5250 Franklin
             Michigan City, IN  46360

110235       524 Lincoln Way
             Ames, IA  50010

110789       1024 E. First St.
             Ankeny, IA 50021

110097       1210 State St.
             Bettendorf, IA  52722

110691       229 Collins Rd. NE
             Cedar Rapids, IA  52402

110328       1710 Lincoln
             Clinton, IA  52732

110778       2800 Commercial Dr.
             Coralville, IA  52241-2756

110075       2935 W. Broadway
             Council Bluffs, IA  51501

110786       1906 Rue St.
             Council Bluffs, IA  51503

110338       5925 Brady St.
             Davenport, IA  52806

110775       5239 Elmore Av.
             Davenport, IA 52807

110042       1919 Harrison St.
             Davenport, IA  52803

Unit #               Address
------               -------
110355       1140 E. Army Post Rd.
             Des Moines, IA  50315

110033       3600 E. 14th St.
             Des Moines, IA  50316

110156       #9 Sturgis Dr.
             Iowa City, IA  52240

110793       8510 Birchwood Ct.
             Johnston, IA  50131

110133       2300 University Av.
             West Des Moines, IA  50265

110013       309 N. Ft. Crook Rd.
             Bellevue, NE 68005

110171       1110 E. 23rd St.
             Fremont, NE  68025

110045       6555 "O" St.
             Lincoln, NE  68510

110416       5001 Van Dorn
             Lincoln, NE  68506

110107       2949 N. 27th
             Lincoln, NE  68521

110780       7101 S. 27th St.
             Lincoln, NE  68512

110028       111 S. 29th St.
             Lincoln, NE  68510

110027       7255 Cedar St.
             Omaha, NE  68124

110008       4416 Dodge St.
             Omaha, NE  68131

110787       7837 Dodge St.
             Omaha, NE  68114

110131       5425 "L" St.
             Omaha, NE  68117

110046       10770 "M" St.
             Omaha, NE  68127

110111       3333 N. 90th St.
             Omaha, NE  68134

110801       3839 N. 138th St.
             Omaha, NE  68164

110719       3304 S. 143rd Plaza
             Omaha, NE  68144

110806       2525 S. 180th St.
             Omaha, NE 68130

110010       2437 Central Av., NW
             Albuquerque, NM 87104-1639

110004       5505 Central Av., NE
             Albuquerque, NM 87108-1601

110743       1514 Coors Blvd., NW
             Albuquerque, NM 87121-1152

110635       840 Juan Tabo Blvd., SE
             Albuquerque, NM 87123-1427

110068       2017 Menaul Blvd., NE
             Albuquerque, NM 87107-1716

110106       6300 San Mateo Blvd., NE
             Albuquerque, NM 87109

110080       2282 Wyoming Blvd., NE
             Albuquerque, NM 87112-2620

110164       2340 Yale Blvd., SE
             Albuquerque, NM 87106-4273

110053       10301 SE Stark St.
             Portland, OR  97216

Unit #               Address
------               -------
110043       5941 S. State St.
             Murray, UT  84107

110081       450 E. 1100 North
             North Salt Lake, UT  84054

110750       322 - 12th St.
             Ogden, UT  84404

110119       212 E. 1300 S.
             Orem, UT  84058

110737       933 S. University Av.
             Provo, UT  84606

110784       1780 W 5600 S
             Roy, UT  80467-2955

110002       2929 S. State St.
             Salt Lake City, UT  84115

110076       910 East Fourth South
             Salt Lake City, UT  84102

110716       150 West 10600 South
             Sandy, UT  84070

110085       4681 S. Redwood Rd.
             Taylorsville, UT 84123

110807       8921 S. Redwood Rd.
             West Jordan, UT 84088

ON SITE INVENTORY (HEADQUARTER/COMISSARY LOCATIONS)

Home Office                   400 W 48th Av                    Denver                     CO         80216
Commissary                    16425 S Kilbourn                 Oak Forest                 IL         60452
Commissary Storage            16345 Frontage Rd.               Oak Forest                 IL         60452
Commissary                    300 Lake Hazeltine Dr            Chaska                     MN         55318
Commissary Storage            312 Lake Drive                   Chaska                     MN         55318
Commissary                    12865 Ann St.                    Santa Fe Springs           CA         90670

OFF SITE INVENTORY

          SITE ADDRESS                                      ITEMS
------------------------------------------------------------------------------------------
CERTIFIED AIR CONTRACTORS               EVAP COIL FOR AC UNIT
4505 MARQUETTE AV
JACKSONVILLE, FL 32210
DUVAL COUNTY

MVM CORP                                MISC DINING ROOM EQUIP & BOOTH MAT'L, CARPET COVER
5650 WEST BUCKEYE RD
PHOENIX, AZ 84053
MARICOPA COUNTY

MANNINGTON CARPETS                      DINING ROOM CARPET
1844 US HIGHWAY 41 SE
CALHOUN, GA 30703
GORDON COUNTY

TREND LIGHTING                          LIGHT FIXTURES
2700 SIDNEY ST
ST LOUIS, MO 63104
ST LOUIS COUNTY

PRA FULFILLMENT                         MARKETING MATERIALS
15300 25TH AV NORTH
PLYMOUTH, MN 55447
HENNEPIN COUNTY

1-25 PRODUCTIONS                        MARKETING MATERIALS
4855 EAST ASHTON AV
CASTLE ROCK CO 80104
DOUGLAS COUNTY

          SITE ADDRESS                                      ITEMS
------------------------------------------------------------------------------------------
POWER LOGISTICS                         FOOD
1260 SYCAMORE RD
MANTENO, IL
KANKAKEE COUNTY

WESTERN STAR TRANSPORT                  FOOD
6100 EAST SHEILA ST
CITY OF COMMERCE, CA 90040-2407
LOS ANGELES COUNTY

NEWPORT ST. PAUL COLD STORAGE           FOOD
2233 MAXWELL AV
NEWPORT, MN 55055
WASHINGTON COUNTY

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.:  NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED:  NONE

                                 SCHEDULE 5.7(a)

                             STATES OF ORGANIZATION

                  ENTITY                                           STATE OF ORGANIZATION
                  ------                                           ---------------------
VICORP Restaurants, Inc.                                           Colorado
VI Acquisition Corp.                                               Delaware
Village Inn Pancake House of Albuquerque, Inc.                     New Mexico
Village Inn Pancake House of Canada Limited                        Canada

                                 SCHEDULE 5.7(b)

                             CHIEF EXECUTIVE OFFICES

                    ENTITY                                         CHIEF EXECUTIVE OFFICES
                    ------                                         -----------------------
VICORP Restaurants, Inc.                                           400 West 48th Avenue
                                                                   Denver, CO 80216
VI Acquisition Corp.                                               676 N. Michigan Avenue
                                                                   Suite 3700
                                                                   Chicago, IL 60611
Village Inn Pancake House of Albuquerque, Inc.                     400 West 48th Avenue
                                                                   Denver, CO 80216
Village Inn Pancake House of Canada Limited                        400 West 48th Avenue
                                                                   Denver, CO 80216

                                 SCHEDULE 5.7(c)

                      ORGANIZATIONAL IDENTIFICATION NUMBERS

                     ENTITY                                        ORGANIZATIONAL ID NUMBER
                     ------                                        ------------------------
VICORP Restaurants, Inc.                                           19871173554
VI Acquisition Corp.                                               3620146
Village Inn Pancake House of Albuquerque, Inc.                     SCC #: 0438762
Village Inn Pancake House of Canada Limited                        87320

                                 SCHEDULE 5.7(d)

                             COMMERCIAL TORT CLAIMS

VICORP Restaurants, Inc. : NONE
VI Acquisition Corp.: NONE
Village Inn Pancake House of Albuquerque, Inc.:  NONE
Village Inn Pancake House of Canada Limited:  NONE

                                 SCHEDULE 5.8(b)

                           CAPITALIZATION OF BORROWER

VICORP Restaurants, Inc., a Colorado corporation

       Authorized:       10,000 shares of common stock
       Issued:           100 shares to VI Acquisition Corp.
       Ownership:        100% VI Acquisition Corp.

                                 SCHEDULE 5.8(c)

                     CAPITALIZATION OF PARENT'S SUBSIDIARIES

Village Inn Pancake House of Canada Limited

       Authorized:       The authorized capital consists of common stock
                         (unspecified number) without nominal or par value
       Issued:           10 shares of common stock to VICORP
                         Restaurants, Inc.
       Ownership:        100% VICORP Restaurants, Inc.

Village Inn Pancake House of Albuquerque, Inc.

       Authorized:       250,000 common stock with a par value of $1.00
                         per share
       Issued:           1,250 shares of common stock to VICORP
                         Restaurants, Inc,
       Ownership:        100% VICORP Restaurants, Inc.

                                  SCHEDULE 5.10

                                   LITIGATION

VICORP RESTAURANTS, INC.:

Hollynn D'Lil v. VICORP Restaurants. Inc., United States District Court for the Eastern District of California, Case No. CV S 03-1542 GEB DAD. Marshall Loskor, et al. v. VICORP Restaurants Inc., et al., United States District Court for the Eastern District of California, Case No. CIV S 03-22337 FCD DAD. These are two separate cases filed by disabled customers who allege violations of California and federal disabilities laws at the Bakers Square in West Sacramento, California. Each complaint requests injunctive relief and damages for alleged violations. Defense counsel has been retained and discovery is proceeding. No trial date has been set for either case. VICORP will move to consolidate these two cases and retain an expert witness to confirm previous repairs to accommodate disabled customers. VICORP believes it has meritorious defenses and it intends to vigorously defend the litigation. [...***...]

George Miller, Jr., v. VICORP Restaurants, Inc., United States District Court, Northern District of California, Case No. C-03-0777-RS. This is an action brought by a terminated employee of one of the Bakers Square Restaurants in California. In the Complaint the plaintiff makes claims for age, race, and disability discrimination; violation of various California labor code provisions; and, for tortious discharge in violation of public policy. The plaintiff is seeking damages (general, special, consequential, statutory, and punitive), injunctive and declaratory relief, costs, and attorneys' fees. Discovery is proceeding. Trial is set for May 17, 2004. VICORP believes it has meritorious defenses and intends to vigorously defend the litigation. [...***...]

Eric and Kelley Anne Nichols v. VICORP Restaurants, Inc., Pete Pascuzzi, and Brandon Gilbert, Superior Court, Sacramento County, California, Case No. 01AS04708. This is an action brought by a former Bakers Square employee in California. In the complaint; the plaintiffs allege malicious prosecution, defamation, intentional infliction of emotional distress, negligent infliction of emotional distress, and loss of consortium. They are seeking special general and punitive damages, pre-judgment interest and the costs of suit. VICORP believes it has meritorious defenses and is vigorously defending this action. No trial date has been set. [...***...]

Oak Center Real Estate. Inc., v. VICORP Restaurants. Inc., Circuit Court of the Eighteenth Judicial District, DuPage County, Illinois, Case No. 2003AR003571. This is an action brought by a real estate brokerage firm alleging damages for failure to pay all commercial property valuations and alleges breach of contract and quantum meruit claims. Plaintiff seeks monetary damages plus costs of the suit. VICORP believes it has meritorious defenses and it intends to vigorously defend the litigation. No trial date has been set. [...***...]

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

Deanna O'Neill, et al., v VICORP Restaurants, Inc., Superior Court of the State of California for the County of Los Angeles - Central, Case No. BC304354. This is an action brought by an ex-general manager, an ex-associate manager, and a current server of VICORP's Bakers Square Division in California, alleging seven claims for relief. The suit alleges that VICORP has violated California law. The "server" allegations are that rest periods and meal breaks were not given as required. The "manager" allegations relate to alleged unlawful deductions in the calculation of bonuses. Both the server and the manager allege that VICORP has engaged in unfair business practices. Plaintiffs are seeking class certification, compensatory damages, penalties, interest, disgorgement of profits and accounting, declaratory judgment, attorneys' fees, and costs. VICORP has tendered defense of this litigation to the Sellers under the Stock Purchase Agreement dated April 15, 2003, pursuant to an indemnification agreement for defense of claim in an amount in excess of $1,000,000. VICORP intends to vigorously defend the litigation. [...***...]

Richard Stickney v. VICORP Restaurants. Inc.. et al., United States District Court, Eastern District of California, Case No. CIV S-03-1339 FCD DAD. This is a complaint for injunctive relief and damages for alleged violations of the California and federal disabilities laws brought by a disabled customer of a Bakers Square in California. No trial date has been set. VICORP is defending the litigation. [...***...]

The Bellaire Shopping Center, Inc.. v. VICORP Restaurants. Inc.. et al., District Court Shawnee County, Kansas, Case No. 02C1554. This action was brought by a former landlord of a location in Topeka, Kansas, asserting that the Company failed to maintain the premises as required by the lease. The plaintiff is seeking damages for lost rent, due to its inability to rent the location, for the cost of repairs, pre and post-judgment interest, and equitable remedies. Discovery is proceeding. No trial date has been set. VICORP believes its has meritorious defenses and intends to vigorously defend the litigation. [...***...]

Samantha L. Rash v. Thomas M. Porth and VICORP Restaurants, Inc., et al., Eighteenth Judicial District, Sedgwick County, Kansas, Case No. 04 CV 0307. This action is being brought by a former waitress who was employed at a franchised Village Inn Restaurant in Wichita, Kansas. This waitress was "strip-searched" by a general and associate manager who fell victim to a bizarre hoax in which a telephone caller identified himself as a police officer and ordered the strip search of Ms. Rash. The plaintiff alleges a number of personal injury torts and also named VICORP in the litigation alleging negligent training and supervision and respondeat superior. Based upon the fact that this is a franchised location, it is my belief that VICORP will be ultimately dismissed from this litigation, as we have no causal connection to this tort action. [...***...]

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

Theresa Wang v. Taher Abusaad and VICORP Restaurants, U.S. District Court, Northern District of Illinois, Case No. 020 2300. This is an action filed by a former server of a Bakers Square Restaurant in Illinois. Plaintiff alleges violation of Title VII resulting from alleged sexual harassment and the creation of a hostile work environment. Following trial to a jury, damages were awarded in the amount of $125,000.00, plus attorneys' fees. However, the Federal District Court Judge has ordered a settlement conference for April 29, 2004, as he feels the damage award is excessive. If plaintiff does not negotiate for a lesser award, the Judge will order a new trial on damages. [...***...]

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.:  NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED:  NONE

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                  SCHEDULE 5.14

                              ENVIRONMENTAL MATTERS

VICORP RESTAURANTS, INC.:

1. 3649 North Harlem Avenue, Chicago, Illinois: Potential petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Limited Subsurface Investigation Report dated May 8, 2001 by Goldman Environmental Consultants, Inc. and Limited Subsurface Investigation letter report of LFR Levine-Fricke ("LFR") dated March 18, 2004.

2. 7131 North Western Avenue, Chicago, Illinois: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Limited Subsurface Investigation Report dated May 8, 2001 by Goldman Environmental Consultants, Inc. and LFR letter report dated March 15, 2004.

3. 131 No. Annie Glidden Road, DeKalb, Illinois: Potential petroleum, petrochemical, hazardous or toxic substances on or under or in the adjacent property, or migrating therefrom , including, but not limited to the soil and groundwater in connection with leaking underground storage tanks from the off-site Clark Filling Station, as further described in that certain Phase I Environmental Site Assessment dated May 11, 2001, by Environmental Management Group, Inc. and LFR letter report dated March 12, 2004.

4. 4849 West 79th Street, Burbank, Illinois: Potential petroleum, petrochemical, hazardous or toxic substances on or under or in the adjacent property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment by EMG, Inc. dated October 1, 1999, and LFR letter report dated March 15, 2004, in connection with potential off-site migration of contamination to the subject property.

5. 16425 South Kilbourn Avenue, Oak Forest, Illinois: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Limited Subsurface Investigation Report by GEC dated May 8, 2001, and LFR letter report dated March 12, 2004, in connection with potential on-site impacts from former USTs.

6. 321 South Veterans Parkway, Normal, Illinois: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment by EMG, Inc. dated April 26, 2001, and LFR letter report dated March 16, 2004, in connection with potential impacts from off-site filling station.

7. 22373 Eureka Road, Taylor, Michigan: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment by GEC, Inc. dated May 2, 2001, and LFR letter report dated March 15, 2004, in connection with identified petroleum impacts on-site and potential impacts from off-site.

8. 210 North Blake Road, Hopkins, Minnesota: Petroleum, petrochemical, hazardous or toxic substances on or under or in the adjacent property, or potentially migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment Update by ATC Associates, Inc. dated February 19, 2002, and LFR letter report dated March 1, 2004.

9. 400 W. 48th Avenue, Denver, Colorado: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment by GEC, Inc. dated May 1, 2001 and Site Investigations' letter report dated May 9, 2001 by GEC in connection with potential area-wide lead and arsenic contamination from former smelter operations.

10. 4100 E. Mexico Avenue, Denver, Colorado: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment by EMG, Inc. dated April 26, 2001, and LFR letter report dated March 15, 2004, in connection with former underground storage tanks (USTs) once located at the property.

11. 1430 Harrison Road, Colorado Springs, Colorado: Potential petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase II Environmental Site Assessment by EMG, Inc. dated May 8, 2001, and LFR letter report dated March 15, 2004, in connection with the site's former use as a filling station.

12. 300 Lake Hazeltine Drive, Chaska, Minnesota: Wastewater discharge to the Chaska Treatment Plant in violation of Environmental Laws.

13. 2239 Ford Parkway, St. Paul, Minnesota: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment Update by ATC Associates, Inc. dated February 15, 2002, in connection with the remediation activities of fuel oil contamination at the site and LFR letter report dated March 10, 2004.

14. 1024 East First St., Ankeny, Iowa: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Letter Report by Seneca Environmental Services dated August 31, 1998, and LFR letter report dated March 15, 2004, in connection with an on-site leaking underground storage tank incident.

15. 6301 University Avenue, Cedar Falls, Iowa: Potential asbestos containing materials in poor condition as further described in LFR's Phase I Environmental Assessment Report dated March 11, 2004. Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater in connection with potential USTs.

16. 4850 Federal Boulevard, Denver, Colorado: Petroleum, petrochemical, hazardous or toxic substances on or under or in an adjacent property, and potentially migrating therefrom, including, but not limited to the soil and groundwater in connection with potential USTs, as further described in LFR letter report dated March 10, 2004.

17. 7320 West Good Hope, Milwaukee, Wisconsin: Asbestos containing materials in the roofing materials of the on-site structure as further described in the Phase I Environmental Site Assessment Update by ATC Associates, Inc. dated February 19, 2002.

18. 819 Apache Lane, S.W., Rochester, Minnesota: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I Environmental Site Assessment by Twin City Testing dated July 20, 1990, and LFR letter report dated March 18, 2004, in connection with refuse disposal on Lot 7 and the southwest corner of Lot 6.

19. 4750 Golf Road, Eau Claire, Wisconsin: Petroleum, petrochemical, hazardous or toxic substances on or under or in the property, or migrating therefrom, including, but not limited to the soil and groundwater, as further described in that certain Phase I and Phase II Environmental Site Assessment by Twin City Testing dated September 8, 1992, in connection with on-site hydrocarbon detections during geotechnical investigation and LFR letter report dated March 10, 2004.

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.: NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED: NONE

                                  SCHEDULE 5.16

                              INTELLECTUAL PROPERTY

TRADEMARK REGISTRATIONS

VICORP RESTAURANTS, INC.:

               Trademark                                              Registrations --
                   or                                     United States Patent and Trademark Office
              Service Mark                             Registration No.              Registration Date
------------------------------------------------       ----------------              -----------------
ALL-WORLD DOUBLE CHEESEBURGER                              1883771                       03/14/1995
AN AMERICAN DINER AND PROUD OF IT                          1889030                       04/11/1995
ANGEL'S                                                    1930867                       10/31/1995
ANGEL'S and Design                                         1783034                       07/20/1993

[ANGEL'S LOGO]

ANGEL'S DINER                                              1899370                       06/13/1995

ANGEL'S DINER BEST
AMERICAN DINER and
Design                                                     1979154                       06/11/1996

[ANGEL'S DINER BEST AMERICAN DINER LOGO]

BAKERS DOME                                                2228259                       03/02/1999
BAKERS SQUARE                                              1394236                       05/20/1986
BAKERS SQUARE                                              1394423                       05/20/1986

               Trademark                                              Registrations --
                   or                                     United States Patent and Trademark Office
              Service Mark                             Registration No.              Registration Date
------------------------------------------------       ----------------              -----------------
BAKERS SQUARE
RESTAURANT & PIES
and Design                                                 2002503                       09/24/1996

[BAKERS SQUARE RESTAURANT & PIES LOGO]

BAKERS SQUARE and Design                                   1403328                       07/29/1986

[BAKERS SQUARE LOGO]

BAKERS SQUARE and Design                                   1394428                       05/20/1986

[BAKERS SQUARE LOGO]

BAKERS SQUARE BEST
PIE IN AMERICA and
Design                                                     2213980                       12/29/1998

[BAKERS SQUARE BEST PIE IN AMERICA LOGO]

BAKERS SQUARE YUKON MOUNTAIN ICE CREAM PIE                 2717922                       5/20/2003

               Trademark                                              Registrations --
                   or                                     United States Patent and Trademark Office
              Service Mark                             Registration No.              Registration Date
------------------------------------------------       ----------------              -----------------
BEST PIE IN AMERICA                                        2239993                       04/13/1999

THE BREAKFAST
EXPERTS                                                    1682297                       04/07/1992

BREAKFAST LIKE YOU LIKE IT.  ANY TIME YOU WANT.            1517633                       12/20/1998

BUCKY                                                      1307977                       12/04/1984

CANDY CANE PIE                                             1942036                       12/19/1995

GOOD FOOD...GOOD FEELINGS                                  1979914                       06/11/1996

GREAT FOOD.  UNBELIEVABLE PIE                              2237698                       04/06/1999

J. HORNER'S                                                2317331                       02/08/2000

J.HORNER'S
LEGENDARY PIES &
DESSERTS and Design                                        2463068                       06/26/2001

[J.HORNER'S LEGENDARY PIES & DESSERTS LOGO]

J. HORNER'S
LEGENDARY PIES &
DESSERTS and Design                                        2587251                       07/02/2002

[J. HORNER'S LEGENDARY PIES & DESSERTS LOGO]

               Trademark                                              Registrations --
                   or                                     United States Patent and Trademark Office
              Service Mark                             Registration No.              Registration Date
------------------------------------------------       ----------------              -----------------
MAGNIFICENT!                                               2730131                       06/24/2003

THE SKILLET EXPERTS                                        2603514                       08/06/2002

SKILLET WRAPS                                              2233721                       03/23/1999

SWEET RETURNS                                              2100736                       09/30/1997

VILLAGE INN                                                1070440                       07/26/1977

VILLAGE INN and Design                                     1118490                       05/15/1979

[VILLAGE INN LOGO]

VILLAGE INN (Stylized)                                     1197458                       06/08/1982

VILLAGE INN

VILLAGE INN (Stylized)                                     0768280                       04/14/1964

VILLAGE INN

VILLAGE INN PANCAKE HOUSE                                  1118489                       05/15/1979

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.: NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED: NONE

TRADEMARK PENDING APPLICATIONS

VICORP RESTAURANTS, INC.

            Trademark                                             Pending Applications --
                or                                      United States Patent and Trademark Office
           Service Mark                                Application No.            Application Date
----------------------------------                     ---------------            ----------------

EARLY DINNER DEALS ON SQUARE MEALS                        78276945                   07/21/2003

PANTRY PERFECT and design                                 78380082                   03/08/2004

     PANTRY PERFECT

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.: NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED: NONE

STATE AND FOREIGN REGISTERED TRADEMARKS

       Trademark
          or                                Registration                            State or Country of
     Service Mark                               Number          Filing Date             Registration
-------------------------                   -------------       -----------         -------------------
VILLAGE INN                                   19851012506        05/19/1966                Colorado
BAKERS SQUARE                                      757934        10/19/1984                Nebraska
VILLAGE INN PANCAKE HOUSE                         2510174        09/14/1979                  Utah
ANGEL'S DINER                                      481833        12/07/1994                 Mexico
BAKERS SQUARE                                      442737        05/12/1995                 Canada
VILLAGE INN                                         40068        01/08/1998                  Korea

1.

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.: NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED: NONE

2.    COPYRIGHTS REGISTERED WITH U.S. COPYRIGHT OFFICE

VICORP RESTAURANTS, INC.:

                                                            COPYRIGHT            REGISTRATION
3.        TITLE                                               NUMBER                 DATE
          -----                                               ------                 ----
                   Village Inn                              VA-889-124          April 13, 1998
      Suggestive Selling Incentive Program                 TXu-136-317          October 3, 1983
      Suggestive Selling Incentive Program                 TXu-136-318          October 3, 1983
        Special Menu for Little Villagers                   VA-119-323          March 3, 1983
                   Village Inn                              VA-119-324          March 3, 1983
                   Village Inn                              VA-119-325          March 3, 1983

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.: NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED: NONE

                                  SCHEDULE 5.18

                    DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

                                                                       ACCOUNT
                BANK                                                    NUMBER                 ADDRESS
                ----                                                    ------                 -------
         CORPORATE ACCOUNTS

Bank of America - A/P                                                  [...***...]     555 S. Flower Street, 3rd Floor
                                                                                       CA9-706-03-11
                                                                                       Los Angeles, CA  90071

Bank of America - Vacation Benefits                                    [...***...]     555 S. Flower Street, 3rd Floor
                                                                                       CA9-706-03-11
                                                                                       Los Angeles, CA  90071

Bank of America - Master Funding                                       [...***...]     555 S. Flower Street, 3rd Floor
                                                                                       CA9-706-03-11
                                                                                       Los Angeles, CA  90071

Bank of America - Investments                                          [...***...]     2044 Franklin Street Mezzanine
                                                                                       Oakland, CA  94612

First National Bank of Omaha - Med. Claims Funding                     [...***...]     1620 Dodge Street
                                                                                       Stop 2254
                                                                                       Omaha, NE  68197

Wells Fargo - Payroll Greenville, NC                                   [...***...]     1740 Broadway
                                                                                       Denver, CO  80274

Wells Fargo - Payroll Funding                                          [...***...]     1740 Broadway
                                                                                       Denver, CO  80274

Wells Fargo - Corporate Depository                                     [...***...]     1740 Broadway
                                                                                       Denver, CO  80274

US Bank - Med. and Childcare Reimb.                                    [...***...]     918 17th Street, 4th Floor
                                                                                       DN-CO-BB4A
                                                                                       Denver, CO  55402

Fifth Third Bank - Corporate Depository                                [...***...]     38 Fountain Square Plaza
                                                                                       MD 109046
                                                                                       Cincinnati, OH  45202

Wells Fargo - Corp Debit Card                                          [...***...]     1740 Broadway
                                                                                       Denver, CO  80274

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                               ACCOUNT
               BANK                             NUMBER                 ADDRESS
--------------------------------------------------------------------------------------------
  RESTAURANT ACCOUNTS - AGENCY
           ACCOUNTS

Bank of America - CA                         [...***...]   555 S. Flower Street, 3rd Floor
                                                           CA9-706-03-11
                                                           Los Angeles, CA 90071

LaSalle Bank                                 [...***...]   135 S. LaSalle St., Suite 515
                                                           Chicago, IL 60603

National City Bank - MI/IL                   [...***...]   155 E. Broad Street
                                                           Columbus, OH 43251-0077

National City Bank - Ohio                    [...***...]   155 E. Broad Street
                                                           Columbus, OH 43251-0077

US Bank                                      [...***...]   918 17th Street, 4th Floor
                                                           DN-CO-BB4A
                                                           Denver, CO 55402

Wells Fargo                                  [...***...]   1740 Broadway
                                                           Denver, CO 80274

First State Bank (VILLAGE INN PANCAKE        [...***...]   P.O. Box 3686
HOUSE OF ALBUQUERQUE, INC.)                                Albuquerque, NM 87190-3686

       CONVENIENCE ACCOUNTS

Bank of America - FL                         [...***...]   555 S. Flower Street, 3rd Floor
                                                           CA9-706-03-11
                                                           Los Angeles, CA 90071

Great Lakes Bank                             [...***...]   18106 Dixie Hwy
                                                           Homewood, IL 60430

Canon National Bank                          [...***...]   2101 Fremont Drive
                                                           P.O. Box 829
                                                           Canon City, CO 81215

Clinton National Bank                        [...***...]   235 6th Ave. South
                                                           Clinton, IA  52733

Commerce Bank                                [...***...]   15305 E. Colfax Ave.
                                                           Aurora, CO 80011

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                               ACCOUNT
               BANK                             NUMBER                 ADDRESS
----------------------------------------------------------------------------------------
First Bank and Trust of Illinois            [...***...]   300 E. Northwest Hwy
                                                          Palatine, IL 60067

First National Bank of Illinois             [...***...]   2108 W. Jefferson
                                                          Joliet, IL 60435

First National Bank of Strasburg            [...***...]   120 S. Wilcox Street
                                                          Castle Rock, CO 80104

Harris Bank                                 [...***...]   4 Blanchard Circle
                                                          Wheaton, IL 60187

KeyBank                                     [...***...]   1675 Broadway, 5th Floor
                                                          Denver, CO 80202

Mid State Bank                              [...***...]   91 W. Highway 246 & Central Ave
                                                          Buelton, CA 93427

National City Bank - IN                     [...***...]   155 E. Broad Street
                                                          Columbus, OH 43251-0077

Nebraska State Bank                         [...***...]   3211 N. 90th Street
                                                          Omaha, NE  68134

Peoples National Bank                       [...***...]   1899 Woodmore Dr.
                                                          Monument, CO 80132

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                  SCHEDULE 5.20

                             PERMITTED INDEBTEDNESS

VICORP RESTAURANTS, INC.:

Capital lease obligations, as follows:

                                                 TOTAL
     LOCATION                                 OBLIGATION
--------------------                        ---------------
SALT LAKE CITY                                 (986,821.12)
DENVER-E. HAMPDEN                              (850,858.34)
OREM                                                 (0.00)
COLO SPRINGS                                         (0.00)
CASTLE ROCK                                    (184,322.88)
ST AUGUSTINE                                    (48,302.93)
TEMPE-BASELINE                                  (17,336.70)
APACHE JUNCTION                                 (11,779.15)
FLAGSTAFF                                       (45,853.43)
BRANDON                                              (0.00)
AURORA - SEVEN HILLS                         (1,491,195.87)
SANDIEGO                                       (133,945.63)
SALINAS                                              (0.00)
EL TORO                                              (0.00)
RANCHO CORDOVA                                  (31,311.84)
LAKEWOOD                                             (0.00)
CEDAR FALLS                                     (52,328.01)
MOBILE                                         (125,034.94)
GARDEN GROVE                                         (0.00)
                                            --------------
                                             (3,979,090.84))

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.:  NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED:  NONE

                                  SCHEDULE 5.22

                             CREDIT CARD PROCESSORS

VICORP RESTAURANTS, INC.

  PROCESSOR               CREDIT CARDS PROCESSED          APPROXIMATE ANNUAL SETTLEMENTS
  ---------               ----------------------          ------------------------------
Fifth Third Bank        Visa, Mastercard, Discover                  [...***...]
American Express        American Express                            [...***...]
Diners Club             Diners Club                                 [...***...]

VI ACQUISITION CORP.: NONE
VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.:  NONE
VILLAGE INN PANCAKE HOUSE OF CANADA LIMITED:  NONE

* CONFIDENTIAL TREATMENT REQUESTED BY VICORP RESTAURANTS, INC.

                                 SCHEDULE 7.13

                             AFFILIATE TRANSACTIONS

Professional Services Agreement, dated June 13, 2003, by and among Wind Point Investors, IV, L.P., Wind Point Investors V, L.P. and VICORP Restaurants, Inc.

Stockholders Agreement, dated June 13, 2003, by and among VI Acquisition Corp., Wind Point Partners IV, L.P., Wind Point Partners V, L.P., Mid Oaks Investments LLC, A.G. Edwards Private Equity Partners QP II, L.P., A.G. Edwards Private Equity Partners II, L.P., Debra Koenig, Walter van Benthuysen, Allied Capital Corporation, Gleacher Mezzanine Fund I, L.P., Gleacher Mezzanine Fund P, L.P., and SunTrust Banks, Inc.

Stock Purchase Agreement, dated June 13, 2003, by and among VI Acquisition Corp., Wind Point Partners IV, L.P., Wind Point Partners V, L.P., Mid Oaks Investments LLC, A.G. Edwards Private Equity Partners QP II, L.P., A.G. Edwards Private Equity Partners II, L.P., Debra Koenig, Walter van Benthuysen, William Hoppe, Robert Kaltenbach, Joseph Trungale, Timothy R. Kanaly, Daniel W. Gresham, Mark A. Hampton, Jeffry Guido, Peter M. Pazcuzzi, John A. Stocherro, and Thomas
M. Rink.

Registration Rights Agreement, dated as of June 13, 2003, by and among VI Acquisition Corp., Wind Point Partners IV, L.P., Wind Point Partners V, L.P., Mid Oaks Investments LLC, A.G. Edwards Private Equity Partners QP II, L.P., A.G. Edwards Private Equity Partners II, L.P., Debra Koenig, Walter van Benthuysen, William Hoppe, Robert Kaltenbach, Joseph Trungale Allied Capital Corporation, Gleacher Mezzanine Fund I, L.P., Gleacher Mezzanine Fund P, L.P., and SunTrust Banks, Inc

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Timothy R. Kanaly.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Daniel W. Gresham.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Mark A. Hampton.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Jeffry Guido.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Peter M. Pascuzzi.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Thomas M. Rink.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Debra Koenig.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Robert Kaltenbach.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Walter van Benthuysen.

Management Agreement, dated as of June 13, 2003, by and between VI Acquisition Corp. and Donald R. Prismon.

Management Agreement, dated as of February 20, 2004, by and between VI Acquisition Corp. and Anthony Carroll.

Management Agreement, dated as of March 3, 2004, by and between VI Acquisition Corp. and Debra Koenig.

Management Agreement, dated as of March 3, 2004, by and between VI Acquisition Corp. and Thomas M. Rink.

Management Agreement, dated as of March 11, 2004, by and between VI Acquisition Corp. and Walter van Benthuysen.

Indemnification of officers and directors under the Bylaws of VI Acquisition Corp., Midway Investors Holdings, Inc., VICORP Restaurants, Inc. (Colorado), VICORP Restaurants, Inc. (Delaware), Village Inn Pancake House of Canada Limited, and Village Inn Pancake House of Albuquerque, Inc.